SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM SB2
                            Registration Statement
                                     Under
                          The Securities Act of 1933

                              DATASCENSION, INC.
                (Name of small business issuer in its charter)


     NEVADA                             5735                   87-0374623
-------------------------------  ----------------------    ------------------

(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

     		145 State College Blvd, Suite 350 Brea, CA 92821
      	     ------------------------------------------------------
     	      (Address of principal executive offices)  (Zip code)

 Registrant's Address and Telephone number, including area code: 714-482-9750

                                 Scott Kincer
                            Chief Executive Officer
                     145 S. State College Blvd, Suite 350
                                Brea, CA 92821
                                 714-482-9750

           (Name, address and telephone number of Agent for Service)

                         Copies of communications to:

                             Owen Naccarato, Esq.
                            Naccarato & Associates
                          18301 Von Karman, Suite 430
                           Irvine, California 92612
                                (949) 851-9261

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]




CALCULATION OF REGISTRATION FEE




    					     Amount to
	                                     be          Proposed maximum   Proposed maximum   Exercise     		Amount of
Title of each class of securities to be      registered  offering price per aggregate offering price per    Proceeds	registration
registered 				     (1)	 share (2)          price (2)          share (2)    to DSEN	fee
-----------------------------------------    ----------	 -----------------  -----------------  ----------   ---------   ------------
Common Shares, par value $.001 underlying
secured convertible debenture                22,744,965  $.31               $7,050,939                               	$754.45
                                             (3)
Shares underlying warrants
                                              6,497,965	 				       $.40    	    $2,599,186  $278.11
                                             (4)
Total Registration Fee                                                                                                  $1,032.56





(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of a convertible debentures the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for antidilution and price protection adjustments. Should the conversion ratio of the secured convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)  Estimated solely for the purpose of determining the registration fee.

(3) Common stock issuable upon conversion of an aggregate of $2,274,288 in convertible debentures issued in connection with a June 2006 financing and one year interest, including a 50% reserve, plus additional shares related to the November 2004 funding to meet reserve requirements, converted at a fixed conversion price of $.23 per share.

(4) Common stock issuable upon the conversion of warrants issued in relation to the funding.






                             ---------------------
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.








       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED June 30, 2006

                       29,242,930 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 29,242,930 shares of Datascension Inc.'s ("DSEN") common stock, including up to 16,315,544 shares of common stock underlying convertible notes in a principal amount of $2,274,288 and up to 6,497,965 shares of common stock issuable upon the exercise of common stock purchase warrants at $.40 a share plus 6,429,421 shares of common stock relating to the reserve requirements of the convertible debentures issued in November 2004 and March 2005 which were registered of Form SB2 file number 333-121851. The current convertible notes are basically convertible into common stock at a fixed conversion price of $0.35. In the event DSEN does not timely file an annual report on Form 10-KSB with the Securities and Exchange Commission for the year ended December 31, 2006 containing certified audited financial statements showing net revenues of not less than $12,000,000 for the 2006 calendar year with earnings before taxes of not less than $500,000, the Conversion Price then in effect shall be reduced by one-third from and after the actual filing date of the above described Form 10-KSB or if not filed by April 15, 2007. The terms of the convertible notes issued in May 2005 are in agreement with the new notes.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is quoted on the Over-The-Counter Bulletin Board under the symbol "DSEN". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June 21, 2006, was $0.30.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

       The date of this prospectus is June 30, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.









                               TABLE OF CONTENTS



            Section Title           Page No.

Summary of Information in the Prospectus				1
Risk Factors								3
Dividend Policy                                                		10
Use of Proceeds                                                		11
Market for Common Equity and Related Stockholder Matters      		12
Management's Discussion and Analysis or Plan of Operations    		14
Our Business                                                  		20
Management                                                    		25
Executive Compensation                                        		28
Security Ownership of Certain Beneficial Owners and Management  	31
Certain Relationships and Related Transactions                		31
Description of Securities                                     		32
Selling Shareholders                                          		34
Plan of Distribution                                           		37
Legal Proceedings                                              		39
Experts                                                        		40
Legal Matters                                                  		40
Other Available Information                                    		40
Financial Statements                                           		F-1










               PROSPECTUS SUMMARY

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled "RISK FACTORS" and the section entitled "FINANCIAL STATEMENTS".

Unless otherwise indicated, this Prospectus assumes that any of DSEN's outstanding options or warrants have not been exercised into shares of DSEN's Common Stock.

               DATASCENSION, INC.

Datascension, Inc. ("DSEN"), was incorporated under the laws of the State of Nevada, on August 23, 1991, under the name Swiss Technique, Inc. On March 3, 1995 Datascension, Inc. changed its name from Swiss Technique, Inc., to Nutek, Inc. and on January 5th, 2004, its name was changed to its present name, Datascension, Inc.

Datascension International Inc., the only current operating subsidiary and focus of DSEN, was acquired on July 2, 2001 whereby DSEN acquired 100% of the issued and outstanding stock of Datascension International.

Datascension International is a data gathering and research company specializing in the collection, storage, and processing of data by conducting telephone market research and also provides data entry services for third parties.

Datascension International services a variety of industries and customers (including the hospitality, entertainment, and automotive sectors) with emphasis and commitment to customer service, quality assurance and on time project management.

For the three months ended March 31, 2006, we generated revenues in the amount of $3,166,101 and net income of $276,474. In addition, for the twelve months ended December 31, 2005, we generated revenues in the amount of $9,752,935 and net income before and after discontinued operations of $1,821,798. Our accumulated deficit for the year ended December 31, 2005 was ($11,158,968).

Staff Legal Bulletin No. 4 (September 16, 1977) regarding spin-offs Requires that a non-reporting subsidiary registers the spun-off securities under the exchange Act. This registration should be filed before or concurrent with the spin-off. In the case of Nutek Oil, though the spun-off shares were registered, this did not occur until over a year subsequent to the spin-off. In the case of Century Innovations, a registration of the spun-off shares has not been filed to date. As a result these two spin-offs may not have complied with Section 5 of the Securities Act. Since there was no consideration paid for the spun-off shares, Datascension management feels there is no liability to the company for any possible violation of Section 5 of the Securities Act.

DSEN's mailing address is: 145 S. State College Blvd, Suite 350, Brea CA 92821.
The  company  phone  number  is  714-482-9750 and 714-482-9751  (fax).   DSEN's
website  can  be  found  at: www.datascension.com.
                   1




THE OFFERING

Securities Offered by Selling Shareholders

Up to 29,242,930 including i) up to 16,315,544 shares of common stock underlying convertible debentures in the amount of $2,274,288, ii) up to 6,497,965 additional shares underlying convertible debenture that were issued in November 2004 and March 2005, and iii) up to 6,429,421 shares of common stock issuable upon the exercise of purchase warrants at an exercise price of $.40 per share.

Common Stock Outstanding after offering

Up to 46,229,318 Shares

Offering Price

The selling shareholders can sell the shares at any price.

Use of Proceeds

This prospectus relates to shares of DSEN's common stock that may beoffered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations.

Market for our Common Stock

Our Common Stock is quoted on the Over-the Counter Bulletin Board, also called OTCBB, under the trading symbol "DSEN". The market for our Common Stock is highly volatile. We can provide no assurance that there will be a market in the future for our Common Stock.

The above information regarding common stock to be outstanding after the offering is based on 17,891,388 shares of common stock outstanding as of June 26, 2006 and assumes the subsequent conversion of the aggregate sum of $2,274,288, plus addition shares pursuant to the reserve requirements of the November 17, 2004 subscription agreement for $1,875,000 and the March 31, 2005 subscription agreement for $125,000, subscription agreement plus the exercise of warrants by our selling stockholders.

On June 12, 2006, DSEN entered into a subscription agreement for $2,274,288, whereby we issued Convertible Debentures to the following: 1)$571,429 to Alpha Capital Aktiengesellschaft, and 2)$1,702,859 to the Longview Fund LP. Interest on these notes shall accrue at a rate of 6% per annum.

On  November   17,  2004,  DSEN  entered  into  a  subscription  agreement  for
$1,875,000,   whereby  we  issued  Convertible  Debentures  to  the  following:
1)$350,000 to Alpha Capital Aktiengesellschaft, 2)$525,000 to the Longview Equity Fund LP, 3)$775,000 to the Longview Fund LP., and 4) $225,000 to the Longview International Equity Fund, LP. The underlying shares for these notes were registered via Form SB2 file number 333-121851

On March 31, 2005 DSEN entered into a subscription agreement for $125,000, whereby we issued an additional two-year Convertible Debenture to the Longview Fund LP at an interest ate of 12% per annum. The underlying shares for these notes were registered via Form SB2 file number 333-121851 .

The Conversion Price per share of the above convertible notes shall be $0.35. In the event the holder does not timely file an annual report on Form 10-KSB with the Securities and Exchange Commission for the year ended December 31, 2006 containing certified audited financial statements showing net revenues of not less than $12,000,000 for the 2006 calendar year with EBITDA of not less than $500,000, the Conversion Price then in effect shall be reduced by one-third from and after the actual filing date of the above described Form 10-KSB or if not filed by April 15, 2007, then from and after April 15, 2007.

Each convertible note holder shall not be entitled to convert that amount of their note that would result in a number of shares of common stock held which would be in excess of the sum of the number of shares of common stock beneficially owned by the note holder and its affiliates on that date of more than 4.99% of the outstanding shares of common stock of DSEN on that date. For the purposes of this provision, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3. The note holder may void this conversion share limitation upon 61 days prior notice to DSEN. Therefore, the note holder can never own more than 4.99%, however, the note holder may decide whether to convert a note or exercise a warrant to achieve the 4.99% ownership position. Aggregate conversions over time shall not be limited to 4.99%. This limitation shall be calculated as of each conversion, thus the note holder would be able to convert the debt and quickly sell the shares or convert and cover short sales to maintain the 4.99% threshold.

As part of this funding, the investors have been given a security interest in all now owned and subsequently acquired right, title and interest of Datascension Inc. in all accounts (unpaid vendor; contract rights; investment property; intangible assets, instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits; securities, bank accounts, deposit accounts, credits and other property, goods (inventory, equipment, furniture and fixtures), real or personal property, all present and future books and records relating to the above items and all products and proceeds of the above items.

DSEN has the option of prepaying the outstanding principal amount, in whole or in part, by paying to the note holder a sum of money equal to one hundred twenty percent (120%) of the principal amount to be redeemed, together with any accrued interest on that amount.

Further, on June 12, 2006, DSEN issued common stock purchase warrants to purchase 6,797,965 shares of DSEN common stock to the above note holders, at an exercise price of $.40 per share.



                RISK FACTORS

An investment in shares of DSEN's Common Stock involves a high degree of risk. You should carefully consider the following information, which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy DSEN's common stock. If any of the following risks actually occur, DSEN's business would likely suffer. In these circumstances, the market price of DSEN's common stock could decline, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS:

EFFORTS TO EXPAND OPERATIONS THROUGH DEVELOPING NEW SERVICES, FEATURES AND FUNCTIONS MAY DRAIN CAPITAL RESOURCES IF NOT SUCCESSFUL

   There can be no assurance that DSEN will be able to expand its operations in a cost-effective or timely manner or that any such efforts would maintain or increase overall market value and acceptance. Furthermore, any new business launched by DSEN that is not favorably received by consumers could drain DSEN of needed capital, damage DSEN's reputation and diminish the value of its brand name.

   Expansion of DSEN's operations would require significant expenditure for development, operation setup, and training of DSEN's management, financial and operational resources. Any lack of market acceptance of DSEN's products or services would result in the inability to generate satisfactory revenues and to offset its costs of the expansion, which could have a material adverse effect on DSEN's results of operations and financial condition.

EFFORTS TO ESTABLISH BRAND IDENTITY IS COSTLY AND FAILURE TO SUCCEED COULD ADVERSELY AFFECT DSEN'S ABILITY TO GROW.

   DSEN believes that establishing and maintaining brand identity is a critical aspect of its efforts to attract new customers. In order to attract new customers, advertisers and commerce vendors, and in response to competitive pressures, DSEN intends to make a commitment to the creation and maintenance of brand loyalty among these groups. DSEN plans to accomplish this, although not exclusively, through advertising its products and services through its Web site, through the various search engines, through other Web sites and marketing its site to businesses and customers through e-mail, online media, trade publications, trade shows and other marketing and promotional efforts.

    There can be no assurance that brand promotion activities will yield increased revenues or that any such revenues would offset the expenses incurred by DSEN in building its brands. If DSEN fails to promote and maintain its brand or incurs substantial expenses in an attempt to promote and maintain its brand or DSEN's existing or future strategic relationships fail to promote DSEN's brand or increase brand awareness, DSEN's business, results of operations and financial condition would be materially adversely affected.

OUR CLIENTS MAY ADOPT TECHNOLOGIES THAT DECREASE THE DEMAND FOR OUR SERVICES, WHICH COULD REDUCE OUR REVENUES AND SERIOUSLY HARM OUR BUSINESS.

   We target clients with a high need for our market research services and we depend on their continued need of our services, especially our major clients who generate the substantial majority of our revenues. However, over time, our clients may adopt new technologies that decrease the need for live customer interaction, such as interactive voice response, web-based research and other technologies used to automate interactions with interviewers. The adoption of such technologies could reduce the demand for our services, pressure our pricing, cause a reduction in our revenues and harm our business.

WE SERVE MARKETS THAT ARE HIGHLY COMPETITIVE AND WE MAY BE UNABLE TO COMPETE WITH BUSINESSES THAT HAVE GREATER RESOURCES THAN WE DO.

    We currently face significant competition for outsourced market research services and expect that competition will increase. We believe that, in addition to prices, the principal competitive factors in our markets are service quality and interviewing skills, the ability to develop customized designs and technological and industry expertise. While numerous companies provide market research services, we believe our principal competitors include our clients' own in-house market research groups, including, in some cases, in-house groups operating offshore, offshore outsourcing companies and U.S.-based outsourcing companies. The trend toward offshore outsourcing, international expansion by foreign and domestic competitors and continuing technological changes will result in new and different competitors entering our markets. These competitors may include entrants from the communications industries or entrants in geographic locations with lower costs than those in which we operate.

   Additionally, the market for customer contact services and market research is highly fragmented and very competitive. In certain segments of the industry, however, the customer contact services and market research industries have begun to experience a degree of consolidation, and the development of major customer contact center companies has resulted in an additional level of competition from service providers that have greater name recognition, larger installed customer bases, and significantly greater financial, technical, and marketing resources than we have. Large established enterprise software companies may leverage their existing relationships and capabilities to offer customer service applications. In other instances, many large companies provide their own in-house customer care support and customer training. Also, a number of existing companies have experienced rapid internal growth, and several of these companies have been active in acquiring smaller regional customer contact services and call center companies and are becoming major competitors with a measurable share of this rapidly expanding market. If our competitors provide more efficient or less expensive services, we may lose market share and revenues.

    Lastly, many of our existing competitors and possibly potential new competitors, have or may have greater financial, personnel and other resources, longer operating histories, more technological expertise, more recognizable brand names and more established relationships in industries that we currently serve or may serve in the future. Increased competition, our inability to compete successfully against current or future competitors, pricing pressures or loss of market share could result in increased costs and reduced operating margins, which could harm our business, operating results, financial condition and future prospects.

MANY OF OUR CONTRACTS CAN BE TERMINATED BY OUR CLIENTS ON SHORT NOTICE AND IN MANY CASES WITHOUT PENALTY. WE ALSO GENERALLY DO NOT HAVE EXCLUSIVE ARRANGEMENTS WITH OUR CLIENTS OR A MINIMUM REVENUE COMMITMENT FROM OUR CLIENTS, WHICH CREATES UNCERTAINTY ABOUT THE VOLUME OF SERVICES WE WILL PROVIDE AND THE AMOUNT OF REVENUES WE WILL GENERATE FROM ANY OF OUR CLIENTS.

    We typically enter into written agreements with each client for our services. We seek to sign multi-year contracts with our clients, but many of our contracts permit our clients to terminate the contracts upon short notice. The volume and type of services we perform for specific clients may vary from year to year, particularly since in many cases we are not the exclusive provider of outsourcing services to our clients. A client in one year may not provide the same level of revenues in a subsequent year. Many of our clients may terminate their contracts with us before their expiration with no penalties or limited penalties.

   Many of our clients could terminate their relationship with us or reduce their demand for our services due to a variety of factors, including factors that are unpredictable and outside of our control. The services we provide to a client could be reduced if the client were to change its outsourcing strategy. Clients may move more market research functions in-house, to an affiliated outsourcing provider or to one of our competitors. Clients may reduce spending on outsourcing services due to changing economic conditions or financial challenges, or political or public relations pressures to reduce or eliminate offshore outsourcing of business processes. If our clients are not successful or if they experience any significant decrease in their businesses, the amount of business they outsource and the prices that they are willing to pay for such services may be diminished and likely would result in reduced revenues for us. Any reduction in revenues would harm our business, negatively affect operating results and may lead to a decline in the price of our common stock.

WE HAVE A LIMITED OPERATING HISTORY AND OUR BUSINESS AND FUTURE PROSPECTS ARE DIFFICULT TO EVALUATE.

   Due to our limited operating history, especially in Costa Rica where we consolidated our market research operations in 2002, our business and future prospects are difficult to evaluate. We are exploring opportunities to provide other outsourced services that we have not provided to date. You should consider the challenges, risks and uncertainties frequently encountered by early-stage companies using new and unproven business models in rapidly evolving markets. These challenges include our ability to:

    -  	attract and retain clients;

    -  	attract and retain key personnel and customer management professionals;

    -  	generate   sufficient   revenues   and   manage   costs   to   maintain
	profitability;

    -  	manage growth in our operations; and

    -  	access additional capital when required and on reasonable terms.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AND COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO FALL RAPIDLY AND WITHOUT NOTICE.

    Our revenues and operating results are difficult to predict and may fluctuate significantly from quarter to quarter due to a number of factors, including:

    -   the   addition  or  loss  of  a major client and the volume of services
	provided to our major clients;

    -  	the  extent  to  which  our   services   achieve  or   maintain  market
	acceptance, which may be affected by political and public relations reactions to offshore outsourcing;

    - our ability to introduce new or enhanced services to our existing and prospective clients and to attract and retain new clients;

    -  	long sales cycles and fluctuations in sales cycles;

    -  	the extent to which we incur expenses in a given period in anticipation
	of increased demand in future periods, and the extent to which that demand materializes;

    -  	changes in our pricing policies or those of our competitors, as well as
	increased price competition in general;

    -  	variation  in  demand  for our services and the services or products of
	our major clients, particularly clients in the travel and hospitality industry; and

    -  	the  introduction  of  new  or  enhanced  services  by other outsourced
	service providers.

    Results of operations in any quarterly period should not be considered indicative of the results to be expected for any future period. In addition, our future quarterly operating results may fluctuate and may not meet the expectations of securities analysts or investors. If this occurs, the trading price of our common stock could fall substantially, either suddenly or over time.

IF WE FAIL TO MANAGE OUR GROWTH EFFECTIVELY, OUR BUSINESS MAY NOT SUCCEED.

   We have expanded significantly since our formation and intend to maintain our growth focus. However, our growth will place demands on our resources and we cannot be sure that we will be able to manage our growth effectively. In order to manage our growth successfully, we must:

    -  	maintain the hiring, training and  management  necessary  to ensure the
	quality and responsiveness of our services;

    - expand and enhance our administrative and technical infrastructure, facilities and capacities to accommodate increased call volume and other customer management demands; and

    -  	continue  to improve  our management, financial and information systems
	and controls.

    Continued growth could place a strain on our management, operations and financial resources. Our infrastructure, facilities and personnel may not be adequate to support our future operations or to adapt effectively to future growth. As a result, we may be unable to manage our growth effectively, in which case our operating costs may increase at a faster rate than the growth in our revenues, our margins may decline and we may incur losses.


WE MAY EXPERIENCE SIGNIFICANT EMPLOYEE OR CONTRACT LABOR TURNOVER RATES IN THE FUTURE AND WE MAY BE UNABLE TO HIRE AND RETAIN ENOUGH SUFFICIENTLY TRAINED CONTRACT LABOR TO SUPPORT OUR OPERATIONS, WHICH COULD HARM OUR BUSINESS.

   The market research outsourcing industry is very labor intensive and our success depends on our ability to attract, hire and retain qualified employees and contract labor. We compete for qualified personnel with companies in our industry and in other industries and this competition is increasing in Costa Rica as the outsourcing industry expands. Our growth requires that we continually hire and train new contract labor. The outsourcing industry, including the customer management services industry, has traditionally experienced high employee turnover. In our case, a significant increase in the turnover rate among our contract labor would increase our recruiting and training costs and decrease operating efficiency and productivity, and could lead to a decline in demand for our services. If this were to occur, we would be unable to service our clients effectively and this would reduce our ability to continue our growth and operate profitably. We may be unable to continue to recruit, hire, train and retain a sufficient labor force of qualified employees to execute our growth strategy or meet the needs of our business.

OUR SENIOR MANAGEMENT TEAM IS IMPORTANT TO OUR CONTINUED SUCCESS AND THE LOSS OF MEMBERS OF SENIOR MANAGEMENT COULD NEGATIVELY AFFECT OUR OPERATIONS.

The loss of the services of Scott Kincer, our Chief Executive Officer and Principal Accounting Officer or Joseph Harmon, our Vice President of Sales and Marketing, could seriously impair our ability to continue to manage and expand our business. Our success depends on the continued service and performance of our executive officers, and we cannot guarantee that we will be able to retain these individuals.

OUR  FACILITIES  ARE  AT  RISK  OF  DAMAGE  BY EARTHQUAKES  AND  OTHER  NATURAL
DISASTERS.

   We currently rely on the availability and condition of our leased Costa Rican and Dominican Republic facilities to provide service and support to our clients. These facilities are located in regions that are susceptible to earthquakes and other natural disasters, which may increase the risk of disruption of information systems and telephone service for sustained periods. Damage or destruction that interrupts our provision of outsourcing services could damage our relationship with our clients and may cause us to incur substantial additional expense to repair or replace damaged equipment or facilities. While we currently have commercial liability insurance, our insurance coverage may not be sufficient. Furthermore, we may be unable to secure such insurance coverage or to secure such insurance coverage at premiums acceptable to us in the future. Prolonged disruption of our services as a result of natural disasters may entitle our clients to terminate their contracts with us.

OUR OPERATIONS COULD SUFFER FROM TELECOMMUNICATIONS OR TECHNOLOGY DOWNTIME, DISRUPTIONS OR INCREASED COSTS.

   We are highly dependent on our computer and telecommunications equipment and software systems. In the normal course of our business, we must record and process significant amounts of data quickly and accurately to access, maintain and expand the databases we use for our services. We are also dependent on continuous availability of voice and electronic communication with customers. If we experience interruptions of our telecommunications network with our clients, we may experience data loss or a reduction in revenues. These disruptions could be the result of errors by our vendors, clients or third parties, electronic or physical attacks by persons seeking to disrupt our operations, or the operations of our vendors, clients or others. A significant interruption of service could have a negative impact on our reputation and could lead our present and potential clients not to use our services. The temporary or permanent loss of equipment or systems through casualty or operating malfunction could reduce our revenues and harm our business.


OUR CUSTOMER BASE IS CONCENTRATED AND THE LOSS OF ONE OR MORE OF OUR KEY CUSTOMERS WOULD HARM OUR BUSINESS.

Historically, a majority of our sales have been to relatively few customers. We expect that sales to relatively few customers will continue to account for a significant percentage of our net sales for the foreseeable future. The loss of, or any reduction in interview hours from, a significant customer would harm our business.

    We derived approximately 44% of our total net revenues from three clients in fiscal 2005. For the year ended December 31, 2004 we derived approximately 45% of our total net revenues from our top three clients. If we were to lose, or if there were a material reduction in business from these clients or our other significant clients, our net revenues might decline substantially.

    Our ten largest clients accounted for $6.9 million, or approximately 71%, of our total net revenues for 2005. Our ten largest clients accounted for $6.1 million, or approximately 72%, of our total net revenues for the year ended December 31, 2004. If we lose business from any of our top ten clients, our net revenues may decline substantially.


WE COULD CAUSE DISRUPTIONS TO OUR CLIENTS' BUSINESS FROM INADEQUATE SERVICE, AND OUR INSURANCE COVERAGE MAY BE INADEQUATE TO COVER THIS RISK.

   Most of our contracts with our clients contain service level and performance requirements, including requirements relating to the timing and quality of responses to market research. The quality of services that we provide is measured by quality assurance ratings, which are based in part on the results of customer satisfaction and direct monitoring of interactions between our professionals and customers. Failures to meet service requirements of a client could disrupt the client's business and result in a reduction in revenues or a claim for damages against us. For example, some of our agreements have standards for service that, if not met by us, result in lower payments to us. In addition, because many of our projects are business-critical projects for our clients, a failure or inability to meet a client's expectations could seriously damage our reputation and affect our ability to attract new business. Under our contracts with our major clients and many of our contracts with other clients, our liability for breaching our obligations is generally limited to actual damages up to a portion of the fees paid to us. To the extent that our contracts contain limitations on liability, such contracts may be unenforceable or otherwise may not protect us from liability for damages. While we maintain general liability insurance coverage, this coverage may be inadequate to cover one or more large claims, and our insurer may deny coverage.

UNAUTHORIZED DISCLOSURE OF SENSITIVE OR CONFIDENTIAL CLIENT AND CUSTOMER DATA, WHETHER THROUGH BREACH OF OUR COMPUTER SYSTEMS OR OTHERWISE, COULD EXPOSE US TO PROTRACTED AND COSTLY LITIGATION AND CAUSE US TO LOSE CLIENTS.

   We are typically required to collect and store sensitive data in connection with our services, including names, addresses and other personal information. If any person, including any of our employees, penetrates our network security or otherwise misappropriates sensitive data, we could be subject to liability for breaching contractual confidentiality provisions or privacy laws. Penetration of the network security of our data bases could have a negative impact on our reputation and could lead our present and potential clients to choose other service providers.

WE MAY CHOOSE TO EXPAND OPERATIONS OUTSIDE OF COSTA RICA OR THE DOMINICAN REPUBLIC AND MAY NOT BE SUCCESSFUL.

    We may consider expanding to countries other than Costa Rica and the Dominican Republic. We cannot predict the extent of government support, availability of qualified workers, or monetary and economic conditions in other countries. Although some of these factors may influence our decision to establish operations in another country, there are inherent risks beyond our control, including exposure to currency fluctuations, political uncertainties, foreign exchange restrictions and foreign regulatory restrictions. One or more of these factors or other factors relating to international operations could result in increased operating expenses and make it more difficult for us to manage our costs and operations, which could harm our business and negatively impact our operating results.

WE ARE SUBJECT TO EXTENSIVE LAWS AND REGULATION THAT COULD LIMIT OR RESTRICT OUR ACTIVITIES AND IMPOSE FINANCIAL REQUIREMENTS OR LIMITATIONS ON THE CONDUCT OF OUR BUSINESS.

   The market research and call center industry has become subject to an increasing amount of federal and state regulation in the past five years. Despite our focus on outbound market research and a lesser extent inbound call handling, we are subject to regulations governing communications with consumers due to the activities we undertake on behalf of our clients to encourage customers to provide sensitive personal information about themselves. For example, limits on the transport of personal information across international borders such as those now in place in the European Union (and proposed elsewhere) may limit our ability to obtain customer data.

   Additional federal, state, local or international legislation, or changes in regulatory implementation, could further limit our activities or those of our clients in the future or significantly increase the cost of regulatory compliance.

OUR ABILITY TO RAISE CAPITAL IN THE FUTURE, IF AND WHEN NEEDED, MAY BE LIMITED, AND COULD PREVENT US FROM EXECUTING OUR BUSINESS STRATEGY. THE SALE OF
ADDITIONAL  EQUITY   SECURITIES  WOULD  RESULT  IN  FURTHER  DILUTION   TO  OUR
STOCKHOLDERS.

   We believe that our existing cash and cash equivalents will be sufficient to support our anticipated cash needs through 2005. However, the timing and amount of our working capital and capital expenditure requirements may vary significantly depending on numerous factors, including:

   -  	market acceptance of  and  demand  for our offshore outsourced services
	which may be affected by political and public relations reactions to offshore outsourcing;

   -  	access  to  and  availability  of  sufficient   management,  technical,
	marketing and financial personnel;

   -  	the need to enhance our operating infrastructure;

   -  	the  continued  development  of  new  or  enhanced services and  hosted
	designs;

   -  	the need to adapt to changing technologies and technical requirements;

   -  	the existence of opportunities  to acquire businesses  or technologies,
	or opportunities for expansion; and

   -  	increased competition and competitive pressures.

    If our capital resources are insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities or obtain other debt financing. The sale of additional equity securities or convertible debt securities would result in additional dilution to our stockholders. Additional debt would result in increased expenses and could result in covenants that restrict our operations. We may be unable to secure financing in sufficient amounts or on terms acceptable to us, if at all, in which case we may not have the funds necessary to finance our ongoing capital requirements or execute our business strategy.

RISKS RELATED TO DOING BUSINESS OFFSHORE

    We may face wage inflation and additional competition offshore for our professionals, which could increase the cost of qualified workers and the amount of worker turnover.

    Fees for our contract workers offshore could increase at a faster rate than for U.S. employees, which could result in increased costs to employ our outsourcing center professionals. We also are faced with competition in Costa Rica for outsourcing center professionals, and we expect this competition to increase as additional outsourcing companies enter the market and expand their operations. In particular, there may be limited availability of qualified interviewers and both middle and upper management candidates. We have benefited from an excess of supply over demand for college graduates in Costa Rica. If this favorable imbalance changes due to increased competition, it could affect the availability or cost of qualified professionals, who are critical to our performance. This could increase our costs and turnover rates.

RISKS RELATING TO OUR INDUSTRY:

THE MARKETING RESEARCH INDUSTRY IS VULNERABLE TO GENERAL ECONOMIC CONDITIONS, WHICH MAY AFFECT OUR REVENUES.

   Many of the companies served by our clients treat all or a portion of their marketing research expenditures as discretionary. As general economic conditions worsen and these companies seek to control variable costs, research projects for which we have been engaged to collect data may be delayed or cancelled, and new project bookings may slow. As a result, our growth rate and revenues may decline.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

OUR CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A GREAT NUMBER OF SHARES,WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

   There are a large number of shares underlying the convertible note and warrants in this offering that may be available for future sale and the sale of these shares may depress the market price of DSEN's common stock and may cause substantial dilution to DSEN's existing stockholders.

    The number of shares of common stock issuable upon conversion of the convertible note in this offering at worse case can be converted at the fixed rate of $0.233. The sale of these shares may adversely affect the market price of DSEN's common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to DSEN's existing stockholders and may make it difficult to obtain additional capital.

    The number of shares that may be issued upon conversion of the total convertible debt outstanding is as follows:

	Current funding:		$ 2,274,288
	Prior fundings: 		$ 2,384,011
					-----------
	Total debt      		$ 4,658,299

	Shares @ $.233 per shares  	 19,992,700

	Total Warrants              	  9,922,965

	Total issuance             	 29,915,665

   SEE  THE "SECURITY OWNERSHIP TABLE", DESCRIPTION  OF  SECURITIES    AND  THE
"SELLING SECURITY HOLDER TABLE" BEGINNING ON PAGE 31, 34 AND PAGE 35, RESPECTIVELY, OF THIS PROSPECTUS.


OUR ABILITY TO RAISE CAPITAL IN THE FUTURE IS RESTRICTED BY OUR CURRENT FINANCING ARRANGEMENT.

   For a period of time, DSEN will not be able to issue any equity, convertible debt or other securities convertible into common stock or equity of DSEN without the prior written consent of the current note holders, which consent may be withheld for any reason. The time frame is the sooner of (i) the registration statement shall have been current and available for use in connection with the public resale of DSEN's common shares and warrant shares being registered in this document, for 365 days, (ii) until all of DSEN's shares being registered in this document have been resold or transferred by the note holders pursuant to this registration statement or Rule 144, without regard to volume limitations, or (iii) the date the current notes have been fully paid.

INVESTORS WHO PURCHASE SHARES OFFERED FOR RESALE BY THIS PROSPECTUS WILL PAY A PER SHARE PRICE THAT SUBSTANTIALLY EXCEEDS THE VALUE OF DATASCENSION'S ASSETS AFTER SUBTRACTING ITS LIABILITIES PER SHARE AND THEREFORE WILL INCUR IMMEDIATE DILUTION TO THE VALUE OF THEIR OWNERSHIP.

   The investors would be converting at $.35 or $.23 and a portion at $.40 per share. At March 31, 2006, the value of Datascension's assets after subtracting its liabilities per share is a $.05 per share. Since the investors are paying a price significantly larger than the value of Datascension's assets after subtracting its liabilities per share (net tangible book value per share), the investor would experience immediate dilution of their investment. Since the warrants are also exercisable at $.40, the investors would also experience immediate dilution of their investment upon exercising the warrants.


OUR ABILITY TO BE A GOING CONCERN WOULD BE COMPROMISED IN THE EVENT THAT WE ARE REQUIRED TO REPAY THE BALANCE OF THE OUTSTANDING CONVERTIBLE DEBT ON DEMAND.

We have issued $2,274,288 in convertible notes in this funding. In the event that we are required to repay the balance of these notes in cash on demand, we would be forced to seek additional funding which would probably be at a large discount. If we were unable to obtain the additional funding, we may be forced to close down operations.

The events that may trigger the above are as follows:

      1. Failure to pay any installment of principal, interest or other sum due under the note when due and such failure continues for a period of ten days after the due date.

      2. Breaches any material covenant or other term or condition of the subscription agreement or this note and such breach, if subject to cure, continues for a period of ten business days after written notice to DSEN from the note holder.

       3.  Any   false   or   misleading   material   representation  by   DSEN
concerning our warranties made in the subscription agreement or in any agreement with the note holder as of the date made and the Closing Date.

       4. If DSEN makes an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

       5. If any money judgment, writ or similar final process is entered or filed against DSEN or any of its property or other assets for more than $50,000, and the judgment remains unvacated, unbonded or unstayed for a period of forty-five (45) days.

       6. If DSEN files for bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

       7.  If DSEN's Common Stock is delisted from the OTC Bulletin Board.

       8. A default by DSEN under any one or more obligations in an aggregate monetary amount in excess of $75,000 for more than twenty days after the due date, unless the Borroweris contesting the validity of such obligation in good faith.

       9. If DSEN is subject to an SEC or judicial stop trade order or Principal Market trading suspension that lasts for five or more consecutive trading days.

      10. If DSEN fails to timely deliver common stock to the note holder pursuant to a conversion request.

      11.  If DSEN fails to register the underlying shares of this funding.

      12. If DSEN fails to have reserved for issuance upon conversion of the note the amount of common stock that is set forth in this note and the subscription agreement.

      13. If DSEN defaults on a material term, covenant, warranty or undertaking of any other agreement to which DSEN and the note holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

RISKS RELATING TO OUR STOCK:

THE OVERHANG AFFECT FROM THE RESALE OF THE SELLING SHAREHOLDERS SECURITIES ON THE MARKET COULD RESULT IN LOWER STOCK PRICES WHEN CONVERTED

    Overhang can translate into a potential decrease in DSEN's market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit, which is incentive for the holder to sell the shares as quickly as possible to ensure as much profit as possible in case the stock price falls. If the share volume cannot absorb the discounted shares, DSEN's market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares.

SHORT SELLING COMMON STOCK BY WARRANT AND CONVERTIBLE NOTE HOLDERS MAY DRIVE DOWN THE MARKET PRICE OF DSEN'S STOCK.

   The warrant and convertible note holders may sell shares of DSEN's common stock on the market before exercising the warrant or converting the notes. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of DSEN's stock's market price.

DSEN'S COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN DSEN'S SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN DSEN'S STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN DSEN'S STOCK.

   DSEN's shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

   -	The  bid  and offer price quotes for the penny stock, and the number of
	shares to which the quoted prices apply.

   -	The brokerage firm's compensation for the trade.

   -	The  compensation received by the brokerages firm's salesperson for the
	trade.

In addition, the brokerage firm must send the investor:

   -	Monthly  account statement that gives an estimate of the value of  each
	penny stock in your account.

   -	A written statement of your financial situation and investment goals.

Legal remedies, which may be available to you, are as follows:

   -	If  penny  stocks  are  sold  to you in violation of your rights listed
	above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.

   -	If the stocks are  sold  in  a  fraudulent manner, you may be  able  to
	sue the persons and firms that caused the fraud for damages.

   -	If you have signed an  arbitration  agreement, however, you may have to
	pursue your claim through arbitration.


   If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

RESALE RESTRICTIONS ON TRANSFERRING "PENNY STOCKS" ARE SOMETIMES IMPOSED BY SOME STATES, WHICH MAY MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

   Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

DSEN'S ABSENCE OF DIVIDENDS OR THE ABILITY TO PAY THEM PLACES A LIMITATION ON ANY INVESTORS RETURN.

   DSEN anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, DSEN does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of DSEN's Board of Directors and will depend on DSEN's general business condition.

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE VOLATILE, MAKING AN INVESTMENT IN DSEN RISKY.

    The market price for our common stock has been and is likely to continue to be highly volatile and subject to wide fluctuations in response to factors including the following:

   - 	actual or anticipated fluctuations in our quarterly operating results,

   - 	announcements of new services by us or our competitors,

   - 	changes in  the  economic  performance  or  market  valuations of other
	companies involved in call center services or market research services,

   - 	announcements  by  our  competitors  of  significant acquisitions,  new
	strategic alliances, joint ventures or capital commitments,

   - 	additions or departures of key personnel,

   - 	potential litigation, or

   - 	economic conditions in the outsourced call center market.

Over the last three years the price range of our stock has been as high as $1.30 and as low as $0.24. (For a more detailed breakdown, please see the "Market for Common Equity and Related Stockholder Matters" section below).

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

   Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, Underlying assumptions for all of the above and other statements, which are not statements of historical facts.

    These forward-looking statements involve risks and uncertainties discussed in the risk factor section (see page 7), which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them. We have no obligation to update or revise these forward-looking statements to reflect future events.

USE OF PROCEEDS

    DSEN will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. There is a warrant being issued with the current funding. If the warrant was exercised, the maximum DSEN would receive are proceeds of approximately $ 2,719,188 .

    If the resale of the warrant shares fails to be registered pursuant to an effective registration statement under the Securities Act, this warrant may affect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the common stock and the exercise price, and the denominator of which shall be the then current market price per share of common stock. For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $0.75 per share through a cashless exercise when the Common Stock's current Market Price per share is $2.00 per share, the holder will receive 62,500 shares of Common Stock.

    The proceeds, if any, that DSEN receives from the exercise of warrants will be used for working capital in support of the growing business.




MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    Our common stock is quoted on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "DSEN". The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.



 Fiscal Year	Quarter Ended		High	*Low *
 -----------	-------------------	-----	-----
	2003	March 31, 2003		$0.80	$0.40
     		June 30, 2003		$1.10 	$0.40
     		September 30, 2003	$1.00 	$0.70
     		December 31, 2003	$0.90 	$0.60

	2004  	March 31, 2004 		$2.50 	$0.60
     		June 30, 2004    	$1.20 	$0.50
     		September 30, 2004	$0.60 	$0.40
     		December 31, 2004	$0.90 	$0.35

	2005	March 31, 2005 		$.090 	$0.21
     		June 30, 2005    	$0.50 	$0.39
     		September 30, 2005	$0.48 	$0.27
     		December 31, 2005	$0.35 	$0.22

	2006   	March 31, 2006 		$.042 	$0.24

* Adjusted for the 10 to one reverse split.

   DSEN has not declared or paid any cash dividends on the common stock and does not anticipate that any cash dividends will be paid in the foreseeable future.

    As of June 22, 2006, there were approximately 719 registered shareholders of the DSENs Common Stock and 17,987,221 shares issued and 17,891,388 shares outstanding.

Transfer Agent and Registrar

   DSEN's transfer agent is Transfer Online, Inc., 317 SW Alder Street, 2nd Floor, Portland, OR 97204.





                         Summary Financial Information

     The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of DSEN and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

					  Year ended December 31,	Three Months Ended March 31,
					    2005	   2004		   2006	    	    2005
						         Restated			  Restated
					         (Audited)			 (Unaudited)
					-----------	-----------	-----------	-----------
Revenue                               	$ 9,752,935	$ 8,471,440	$ 3,166,101	$ 2,005,612
Cost of Revenue				  7,633,641	  7,071,784	  2,402,324	  1,599,936
Gross Margin 				  2,119,295	  1,399,656	    763,777	    405,676
Selling General and Administrative	  2,141,277	  2,430,666	  4,778,085	    480,196
Depreciation & Amortization		    190,530	    270,893	     49,716	     41,266
Costs associated with asset impairment			    328,492

   Total Expenses			  2,331,807	  3,030,051	    527,801	    521,462
					-----------	-----------	-----------	-----------
Operating Income			   (212,512) 	 (1,630,395)	    235,976    	   (115,786)

Total Other Income (Expense)		  2,034,311	 (2,690,970)	     40,498	  1,518,097
Net Income (Loss)			  1,821,798	 (4,321,365)	    276,474	  1,402,311

Discontinued Operations					 (1,731,001)

Net Income (Loss) after
Discontinued operation			$ 1,821,798	$(6,052,366)

Diluted Weighted average Common Shares
outstanding				 40,965,903	 16,594,223	 17,282,221	 16,267,846
					===========	===========	===========	===========

Net income (loss) per share		$      0.04	$     (0.36)	$      0.02	$      0.09

Total Assets				$ 5,406,933	$ 5,804,398  	$ 5,169,190	$ 6,576,175
Total Liabilities			$ 4,790,579	$ 6,259,566	$ 4,276,302	$ 3,807,808
Shareholders' equity (deficit)		$   616,414	$  (558,716)	$   892,888	$ 2,768,367


 * Adjusted for ten to one reverse split




MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR
PLAN OF OPERATION


Introduction

     The following discussion and analysis should be read in conjunction with our accompanying financial statements and the notes to those financial statements included elsewhere in this Annual Report. The following discussion includes forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Annual Report.

Overview

Revenue Recognition.

     We recognize revenues when survey data is delivered to the client in accordance with the terms of our agreements. Research products are delivered within a short period, generally ranging from a few days to approximately eight weeks. An appropriate deferral is made for direct costs related to contracts in process, and no revenue is recognized until delivery of the data has taken place. Billings rendered in advance of services being performed, as well as customer deposits received in advance, are recorded as a current liability included in deferred revenue. We are required to estimate contract losses, if any, and provide for such losses in the period they are determined and estimable. We do not believe that there are realistic alternatives to our revenue recognition policy given the short period of service delivery and the requirement to deliver completed surveys to our customers. We do not believe there is significant risk of recognizing revenue prematurely since our contracts are standardized, the earnings process is short and no single project accounts for a significant portion of our revenue.

Convertible Debt Financing and Derivative Liabilities

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the holder's conversion right provision, interest rate adjustment provision, liquidated damages clause, cash premium option, and the redemption option (collectively, the debt features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they were required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

During the year ended December 31, 2005, we recorded an other income item of $2,978,779, of which, $1,414,618 and $1,564,161 related to the debt features and warrants, respectively, to reflect the change in fair value of the derivative liability. During the year ended December 31, 2004, we recorded an other expense item of $2,489,116, of which, $1,639,953 (expense) and $849,163 (expense) related to the debt features and warrants, respectively, to reflect the change in fair value of the derivative liability.

At each balance sheet date, we adjust the derivative financial instruments to their estimated fair value and analyze the instruments to determine their classification as a liability or equity. As of December 31, 2005, the estimated fair value of our derivative liability was $1,003,106, as well as a warrant liability of $278,502. As of December 31, 2004, the estimated fair value of our derivative liability was $2.41 million, as well as a warrant liability of $1.79 million. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model. The model uses several assumptions including: historical stock price volatility
(utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative asset. In valuing the debt features at December 31, 2005, the company used the closing price of $0.24 and the exercise price of $0.30 for the 3,125,000 and $0.50 for the 300,000 warrants. For the year ended December 31, 2005, due in part to an decrease in the market value of the Company's common stock to $0.24 from $0.65 at December 31, 2004, the Company recorded an "other income" item on the consolidated statement of operations for the change in fair value of $2,978,779. At December 31, 2005, the estimated fair value of the derivative liability was approximately $1 million. In valuing the debt features at December 31, 2004, the company used the closing price of $0.65 and the exercise price of $0.30. For the year ended December 31, 2004, due in part to an increase in the market value of the Company's common stock to $0.65 from $0.40 at issuance, the Company recorded an "other expense" item on the consolidated statement of operations for the change in fair value of $1,639,953. At December 31, 2004, the estimated fair value of the debt features was approximately $2,408,178.



Plan of Operation

 (a) Cash Requirements

Estimated future cash requirements

As discussed above DSEN intends to meet its financial needs for operations through the collection of accounts receivable and servicing of current contracts.

The Registrant's capital resources are comprised primarily of private investors, who are either existing contacts of the Registrant's management or who come to the attention of the Registrant through brokers, financial institutions and other intermediaries. The Registrant's access to capital is always dependent upon general financial market conditions. The Registrant's capital resources are not anticipated to change materially in 2005.

DSEN has financed operations through the collections of accounts receivable, servicing of existing contracts and the sale of common stock and through financing from financial institutions. In order to sustain operations in the near term, it is anticipated that DSEN has sufficient working capital due to the fact that on November 17, 2004, we issued $1,875,000 in convertible notes, receiving net proceeds of $1,657,500, on April 1, 2005, we issued a convertible note for $125,000 and on June 12, 2006 we issued $2,274,288 in convertible notes receiving net proceeds of $1,678,450 which was reduced by $240,002 representing the repayment by DSEN of a promissory note due to the Longview Fund, L.P. Pursuant to the June 12, 2006 subscription agreement, all of the above convertible notes have a fixed conversion price of $.35 which nay be reduced by one third if certain performance criteria are not met.

DSEN's future capital requirements will depend on numerous factors, including the profitability of our research projects and our ability to control costs. We believe that our current assets will be sufficient to meet our operating expenses and capital expenditures. However, we cannot predict when and if any additional capital contributions may be needed and we may need to seek one or more substantial new investors. New investors could cause substantial dilution to existing stockholders.

There can be no assurances that DSEN will be successful in raising additional capital via debt or equity funding, or that any such transactions, if consummated, will be on terms favorable to DSEN. In the event that additional capital is not obtained from other sources, it may become necessary to alter development plans or otherwise abandon certain ventures.

If DSEN needs to raise additional funds in order to fund expansion, develop new or enhanced services or products, respond to competitive pressures or acquire complementary products, businesses or technologies, any additional funds raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of DSEN will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of DSEN's Common Stock.

DSEN has a contractual restriction on its ability to incur debt. Pursuant to subscription agreement for this funding, DSEN cannot file any registration statements or amend any already filed registration statement, including but not limited to Form S-8, with the Commission or with state regulatory authorities without the consent of the note holders until the sooner of (i) this registration statement shall have been current and available for use in connection with the public resale of the underlying shares and warrant shares for 365 days, (ii) until all the shares being registered have been resold or transferred by the note holders pursuant to this registration statement or Rule 144, without regard to volume limitations (i.e. Rule 144k), or (iii) the date the note has been fully paid.

A result of this restriction is that any additional funds needed with most likely have to be provided by the current note holders.

In the event that we are required to repay the balance of these notes in cash on demand, we would be forced to seek additional funding which would probably be at a large discount. If we were unable to obtain the additional funding, we may be forced to close down operations (see risk factors for addition discussion).


Expected Significant Changes in the Number of Contract Workers

DSEN does not expect any significant change in the number of Contract workers over the next 12 months of operations. As noted previously, DSEN currently coordinates most operations using part time employees, consultants and contract labor.

In the next twelve months, the company's goal is to secure funding for the development and build out of a new call center to allow for additional capacity, while continuing to focus on the inbound and programming initiatives. Over the next 24 months the company's focus is on expanding our client base to meet or exceed the capacity a new space will provide us, while also seeking a strategic acquisition.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2006 COMPARED TO MARCH 31, 2005

For the three-months, ended March 31, 2006, DSEN has generated $3,166,101 in revenues compared to $2,005,612 in revenues for the three-months ended March 31, 2005, for an increase of $1,160,489. The increase in revenue is a result of an increase in new clients, along with an increase in our hourly billing rates.

Cost of goods sold for the three-months ended March 31, 2006 was $2,402,324 compared to $1,599,936 for the three-months ended March 31, 2005 or a increase of $802,388. This increase was a result of the increased clients and service contracts completed.

Total general and administrative expenses decreased to $478,085 for the three-months ended March 31, 2006 from $480,196 for the three-months ended March 31, 2005, a net decrease of $2,111. In the three-months ended March 31, 2005, the company had the final administrative and payroll costs for our Nevada office. Our expenses decreased related to this, but there was also an increase in overhead due to expanded services.

Depreciation expense for the three-months ended March 31, 2006 was $49,716 compared to $41,266 for the three-months ended March 31, 2005, an increase of $8,450. The increase resulted from the purchase of additional assets in the last twelve months.

Interest expense for the three-months ended March 31, 2006 was $83,537 compared to $74,115 for the three-months ended March 31, 2005 an increase of $9,422. This increase relates to the debt funding increase in the last twelve months.

Datascension generated a net profit of $276,474 for the three months ended March 31, 2006, versus net income of $1,402,311 for the same period in 2005. The decrease in profit of $1,125,837 is a result of the decrease in income related to the derivative and warrant liabilities. For the three months ended March 31, 2006, DSEN has increased its working capital position by a net amount of $206,401 from negative $1,898,111 as of December 31, 2005 to negative $1,691,710 as of March 31, 2006. This is due to a decrease in cash of $181,496 and a decrease in prepaid expenses of $16,016, while there was also a decrease in current liabilities of $491,027.


Capital Resources and Liquidity

 On March 31, 2006 DSEN had total assets of $5,169,190 compared to $4,714,021 on March 31, 2005, an increase of $455,169. The reason for the increase in assets is a result of the increase in accounts receivable and purchase of other assets. DSEN had a total stockholders' equity of $892,888 on March 31, 2006 compared to a deficit of $(46,173) on March 31, 2005, an increase in equity of $939,061, which is in part due to the net income during the past 12 months.

 All assets are booked at historical purchase price and there is no variance between book value and the purchase price.

  On March 31, 2006 DSEN had Property and Equipment of $987,182 compared to $961,120 on March 31, 2005, or an increase of $26,062 which is a result of the purchase of predictive dialers for Datascension's call center operations and the depreciation during the last twelve months.

  As discussed above DSEN intends to meet its financial needs for operations through the collection of accounts receivable and servicing of current contracts.

 DSEN's capital resources are comprised primarily of private investors, who are either existing contacts of the Registrant's management or who come to the attention of the Registrant through brokers, financial institutions and other intermediaries. The Registrant's access to capital is always dependent upon general financial market conditions. The Registrant's capital resources are not anticipated to change materially in 2006.

 DSEN has financed operations through the collections of accounts receivable, servicing of existing contracts and the sale of common stock and through financing from financial institutions. In order to sustain operations in the near term, it is anticipated that DSEN has sufficient working capital due to the fact that on November 17, 2004, we issued $1,875,000 in convertible notes, receiving net proceeds of $1,657,500, on April 1, 2005, we issued a convertible note for $125,000 and on June 12, 2006 we issued $2,274,288 in convertible notes receiving net proceeds of $1,678,450 which was reduced by $240,002 representing the repayment by DSEN of a promissory note due to the Longview Fund, L.P. Pursuant to the June 12, 2006 subscription agreement, all of the above convertible notes have a fixed conversion price of $.35 which nay be reduced by one third if certain performance criteria are not met.


 DSEN's future capital requirements will depend on numerous factors, including the profitability of our research projects and our ability to control costs. We believe that our current assets will be sufficient to meet our operating expenses and capital expenditures. However, we cannot predict when and if any additional capital contributions may be needed and we may need to seek one or more substantial new investors. New investors could cause substantial dilution to existing stockholders.

 There can be no assurances that DSEN will be successful in raising additional capital via debt or equity funding, or that any such transactions, if consummated, will be on terms favorable to DSEN. In the event that additional capital is not obtained from other sources, it may become necessary to alter development plans or otherwise abandon certain ventures.

 If DSEN needs to raise additional funds in order to fund expansion, develop new or enhanced services or products, respond to competitive pressures or acquire complementary products, businesses or technologies, any additional funds raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of DSEN will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of DSEN's Common Stock. DSEN does not currently have any contractual restrictions on its ability to incur debt and, accordingly, DSEN could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants, which would restrict DSEN's operations.

Off-Balance Sheet Arrangements.

DSEN currently does not have any off-balance sheet arrangements.

Forward-Looking Information

 This quarterly report contains forward-looking statements. The forward-looking statements include all statements that are not statements of historical fact. The forward-looking statements are often identifiable by their use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue," "Plans" or the negative or other variations of those or comparable terms. Our actual results could differ materially from the anticipated results described in the forward-looking statements. Factors that could affect our results include, but are not limited to, those discussed in
Item 2, "Management's Discussion and Analysis or Plan of Operation" and included elsewhere in this report. DSEN makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.


YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004


     For the calendar year, ended December 31, 2005, the Company has generated $9,752,935 in revenues and generated a gross profit of $2,119,295 for the same period. This compares to $8,471,440 in revenues and a profit of $1,399,656 for the calendar year ended December 31, 2004. For the calendar year ended December 31, 2005, the Company has increased its working capital position by $1,976,118 from a negative $3,874,229 as of December 31, 2004 to a negative $1,898,111 as at December 31, 2005.

     Analysis of the calendar year ended December 31, 2005 compared to the calendar year ended December 31, 2004.

     Net income was $1,821,798 for the calendar year ended December 31, 2005 compared to a loss of $4,321,365 for the calendar year ended December 31, 2004, an increased gain of $6,143,163. The increase in net income was attributable to the increase in revenue for an increase in operating income of $1,417,883 and an increase in other income of $4,725,281.

     Total expenses decreased to $2,331,807 for the calendar year ended December 31, 2005 from $3,030,051 for the calendar year ended December 31, 2004, a decrease of $698,244. The decrease in expenses related to the shutting down of the Nevada location, which included a reduction in overhead, as well as a decrease in depreciation of $80,363.

     Depreciation expense for the calendar year ended December 31, 2005 was $190,530 compared to $270,893 for the calendar year ended December 31, 2004, a decrease of $80,363.

     Interest expense for the calendar year ended December 31, 2005 was $313,421 compared to $216,507 for the calendar year ended December 31, 2004 an increase of $96,914 which was a result of the higher interest accruing debt being a liability on the books of the company for twelve months in 2005 and only 2 months in 2004.

Liquidity and Capital Resources

Liquidity

For the calendar year ended December 31, 2005, DSEN has increased its working capital position by a net amount of $1,898,111 to negative $1,976,118 as of December 31, 2005 from negative $3,874,229 as of December 31, 2004 as a result of the decrease in liabilities related to the convertible debt.

Management believes that its revenues from operations and collections on accounts receivable will meet its minimum general and administrative cost requirements and provide the basic liquidity DSEN needs to operate at current levels over the next twelve months. Currently, DSEN has a monthly cost requirement of approximately $202,369 for operations and is expecting monthly cash flow in 2006 of $213,303. The short term source of liquidity is from operations. Any long term needs that are above and beyond what is derived from operations would come from outside sources. The long term needs and possible sources of funds are not identified at this time. If required, DSEN could stop growing and hold operations at the current level without any need for additional funding. However, additional funding will be required to execute its business plan of expanding the Costa Rica operations in order to expand the inbound call center initiative. The balance of the funding required to execute DSEN's planning will need to be obtained from other sources such as debt or the sale of additional equity.

The expected monthly cash flow is based on existing business and collections. The expected $213,303 is based on average collections for the company of approximately $956,127 per month, minus the $202,369 of monthly cost requirement, and the $513,186 of variable costs related our contract labor which is paid every month. The latter estimates are based on a review of the average collections over 90 and 120 day periods. The company reviewed the trailing three, four, and five month collection and cash receipts cycles between January 2004 through May 2005. Additionally, the same formulas and time periods were reviewed in calculating the variable costs required for the company's contract labor every month.

The call center initiative is as follows: we currently utilize the majority of our interviewing stations for no more than six hours per day. The majority of those six hour shifts are during the early afternoon/evening. We are pursuing customer service related business activities that would enable us to utilize our stations during the daytime hours when the majority of stations currently sit idle.

On December 31, 2005 DSEN had total assets of $5,406,993 compared to $5,804,398 on December 31, 2004, a decrease of $397,405. The reason for the decrease in assets is a result of the decrease in cash of $281,306, an increase in receivables of $720,109, a decrease in prepaid expenses of $71,557, with a corresponding increase in net property and equipment of $255,513 and a decrease in assets held for sale of $1,015,014. DSEN had a total stockholders' equity of $616,414 on December 31, 2005 compared to $(558,716) on December 31, 2004, an increase in equity of $1,175,130.

All assets are booked at historical purchase price and there is no variance between book value and the purchase price.

On December 31, 2005 DSEN had Property and Equipment of $936,859 compared to $681,346 on December 31, 2004, or an increase of $255,513.

The fixed and ongoing expenses of Datascension are as follows:

Accounts Payable and Accrued Liabilities

The Company has $135,467 in accounts payable and approximately $1,766,493 in accrued payroll costs for the operations of the California, Costa Rica, and Dominican Republic location as of December 31, 2005.

The Company has entered into agreements for long-term notes payable. Long-term notes payable consists of the following at December 31, 2005:

Note payable to a vendor, monthly payments of $348 inclusive of 7% annual interest through September 2006, secured by equipment.
				$  5,715

Note payable to a vendor, monthly payments of $7,375 inclusive of 10.83% annual interest through December 2007, secured by equipment.

				   238,572
				----------
				   244,287
	Less current portion	 (104,402)
				----------
				$  139,885
				==========

Principal maturities are as follows:

     Twelve months ended December 31,

                      2006	$  33,893
                      2007	   65,530
				---------
				$  99,423
				=========

Additionally, the company has the following short term notes payable as of December 31, 2005.

     Dell Financial Services	$  1,966
     Wells Fargo Credit Card	  45,492
     Advanta Credit Card     	   9,579
                           	--------
           Total            	  57,037
				========

At December 31, 2004, aggregate future minimum payments under these leases, are as follows:

       Twelve months ended December 31,

           	2006				$  133,259
           	2007				   105,773
           	2008				   105,773
           	2009					 -
          	Thereafter				 -
						----------
           	Total minimum lease payments	$  344,805
						==========


For the year ended December 31, 2005, we recorded an other income item of $2,978,779, of which $1,432,250 of other income related to the decrease in value of the debt features on the $1.875 million convertible note, $1,523,789 of other income related to the decrease in warrant liability related to the warrants granted in November 2004 to the holder's of the $1.875 million convertible note, $40,372 of other income item related to the decrease in warrant liability on the warrants granted to the holders of the March 2005 $125,000 convertible note, and finally $17,632 of other expense related to an increase in value of the derivative liability related to the debt features of the March 2005 $125,000 convertible note. A tabular reconciliation of this adjustment follows:

For the year ended December 31, 2005:

 $1,432,250     income, decrease in value of 2004 derivative liability
  1,523,789     income, decrease in value of 2004 warrant liability
    (17,632)    expense, increase in 2005 derivative liability
     40,372     income, decrease in value of 2005 warrant liability
 ----------
 $2,978,779     other income related to convertible debt
 ==========

For the year ended December 31, 2005, the company recorded $641,065 of interest expense related to the accretion of debt related to the convertible financing.


For the year ended December 31, 2005:

  $604,608   of interest expense related to accretion of 2004 convertible debt
    36,457   of interest expense related to accretion of 2005 convertible debt
  --------
  $641,065   of interest expense related to convertible debt
  ========

The balance of the carrying value of the convertible debt as of December 31, 2005 is:


$  241,111  	December 31, 2004 value
   604,608   	accretion of 2004 convertible debt
    58,667   	original carrying value on 2005 convertible debt
    36,457   	accretion of 2005 convertible debt
   213,630   	interest accrual on loan minus payments of interest
 ---------
$1,153,723 	December 31, 2005 carrying value of debt
==========

The balance of the carrying value of the derivative liability as of December 31, 2005 is:


$ 2,408,178 	December 31, 2004 value of derivative liability
 (1,432,250) 	income, decrease in value of 2004 derivative liability
      9,548    	original carrying value on 2005 derivative liability
     17,632  	expense, increase in 2005 derivative liability
         (2)    rounding
 ----------
$ 1,003,106 	December 31, 2005 value of derivative liability
 ==========

The balance of the carrying value of the warrant liability as of December 31, 2005 is:


$ 1,785,877 	December 31, 2004 value of warrant liability
 (1,523,789)	income, decrease in value of 2004 warrant liability
     56,785   	original carrying value on 2005 warrant liability
    (40,371) 	income, decrease in 2005 warrant liability
 ----------
$   278,502  	December 31, 2005 value of warrant liability
 ==========

Fixed recurring Selling, General and Administrative expenses would be as follows:

     Estimated monthly average
                                           2005

 Salaries and Benefits                    $ 121,912
 Rent                                     $  38,814
 Equipment Lease/Rental                   $  17,227
 Telephone and Communications             $   5,931
 Licensing Fees                           $  15,882
 Other                                    $   2,603
                                          ---------
 Total Monthly Fixed SG&A costs           $ 202,369
					  =========

Capital Resources

  The Registrant's capital resources are comprised primarily of private investors, including members of management, who are either existing contacts of Datascension's management or who come to the attention of the Registrant through brokers, financial institutions and other intermediaries. Datascension's access to capital is always dependent upon general financial market conditions, especially those which pertain to venture capital situations such as oil and gas exploration companies.

Material Commitments for Capital Expenditures.

The Company has made no material commitments for future expansion. When potential expansion or the need for expansion arises, management reviews the potential of each property as its leases come up for renewal and makes a decision whether or not to renew each lease or expand the current facilities, in light of the Company's business planning at that time.

     The Registrant has no agreements with management, investors, shareholders or anyone else respecting additional financing at this time. Because of the nature of the Registrant's business, there are no trends in the nature of its capital resources which could be considered predictable.

Inflation

     The Company's results of operations have not been affected by inflation and management does not expect inflation to have a material impact on its operations in the future.

Off-Balance Sheet Arrangements.

     The company currently does not have any off-balance sheet arrangements.

Safe Harbor

     The discussions of the results of operations and financial condition of the Company should be read in conjunction with the financial statements and notes pertaining to them that appear elsewhere in this Form 10-KSB. Statements made in this Form 10-KSB that are not historical or current facts are "forward-looking statements" made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 (the "Act") and Section 21E of the Securities Exchange Act of 1934. These statements often can be identified by the use of terms such as "may," "will," "expect," "believe," "anticipate," "estimate," "approximate" or "continue," or the negative thereof. The Company intends that such forward-looking statements be subject to the safe harbors for such statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management's best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond the control of the Company that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. These factors include adverse economic conditions, highly speculative nature of oil and gas exploration and development, risks of foreign operation, entry of new and stronger competitors, inadequate capital and unexpected costs. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.


Expected Significant Changes in the Number of Contract Workers

    DSEN does not expect any significant change in the number of Contract workers over the next 12 months of operations. As noted previously, DSEN currently coordinates most operations using part time employees, consultants and contract labor.

Consulting Contracts over the last twelve months

500,000 pre split shares of restricted stock were issued to Stock Enterprises for services valued at $25,000 based on a fair market value of the stock of $0.05 per share. Shares issued on April 20, 2004.

350,000 pre split shares of common stock were issued to the Law Offices of Michael Morrison (250,000) and the Law Offices of Neil Beller (100,000) for legal services valued at $31,500 based on a fair market value of the stock of $0.09 per share. Shares issued on May 21, 2004.

Material Commitments for Capital Expenditures.

DSEN has made no material commitments for future expansion. When potential expansion or the need for expansion arises, management reviews the potential of each property as its leases come up for renewal and makes a decision whether or not to renew each lease or expand the current facilities, in light of DSEN's business planning at that time.

   The Registrant has no agreements with management, investors, shareholders or anyone else respecting additional financing at this time. Because of the nature of the Registrant's business, there are no trends in the nature of its capital resources which could be considered predictable.


Inflation

    DSEN's results of operations have not been affected by inflation and management does not expect inflation to have a material impact on its operations in the future.

Off-Balance Sheet Arrangements.

    DSEN currently does not have any off-balance sheet arrangements.

Other Events,

The proposed spin off of Datascension International has been postponed indefinitely as a result of the current funding.

Nutek Oil issued an initial dividend to shareholders of the parent in 2001 with the remaining dividend issued in December 2003 completing the spin-off. Nutek Oil currently trades on the pinksheets. Nutek Oil filed a Form 10SB registration statement with the Securities and Exchange Commission on April 30, 2004.

Century was spun off on 12/31/04. They will be filing a registration statement in the near future.

SRC International Inc. has not been sold and the assets were written off on 12/31/2004.




OUR BUSINESS

ITEM 1. DESCRIPTION OF BUSINESS.

Business Development

DSEN was incorporated under the laws of the State of Nevada, on August 23, 1991, under the name Swiss Technique, Inc. The original Articles of DSEN authorized the issuance of fifty million (50,000,000) shares of common stock with a par value of $0.001. On August 23, 1991, pursuant to Section 78.486, Nevada Revised Statutes as amended, DSEN filed with the Nevada Secretary of State Articles of Merger, whereby DSEN merged with Sun Investments, Inc., a Utah corporation. On or about April 10, 1992, the Issuer, with majority shareholder vote filed Articles of Amendment to the Articles of Incorporation with the Secretary of State of Nevada, authorizing five million (5,000,000) shares of Preferred Stock each have a par value of $0.001, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors of the Corporation. DSEN in accordance with Section
78.250 of the Nevada Revised Statues and as a result of the majority consent of shareholders executed on or about March 3, 1995 changed the name from Swiss Technique, Inc., to Nutek, Inc. DSEN filed a Certificate of Amendment of Articles of Incorporation with the Secretary of State of Nevada to change its name.

On December 24, 2003, 63.34% of the votes entitled to be cast at a meeting of DSEN's shareholders consented in writing to change the name of the corporation from Nutek Inc. to Datascension Inc. ("DSEN") The Board of Directors of Nutek, Inc. at a meeting duly convened, held on the 5th day of January, 2004, adopted a resolution to amend the original articles of incorporation for the name change.

The Company currently has a single operational subsidiary, Datascension International, Inc. DSEN had four subsidiaries which were disposed of as follows:, the non operating entities, Kristi & Co, Inc and SRC International, Inc have been discontinued and written down as of December 31, 2004. Century Innovations, Inc and Nutek Oil, Inc have been spun off as separate operating entities which are managed and operated by independent management.

Nutek Oil was disposed of by issuing a dividend of the shares held by the parent company to the shareholders of the parent company. The stock dividend was distributed to owners of the Company's common stock as of the record date in a ratio of one share of dividend stock in the subsidiary for every 500 shares of common stock owned in Datascension, Inc.

Century Innovations was disposed of by issuing a dividend of the shares held by the parent company to the shareholders of the parent company. The stock dividend was distributed to owners of the Company's common stock as of the record date in a ratio of one share of dividend stock in the subsidiary for every 300 shares of common stock owned in Datascension, Inc.

DSEN previously distributed a portion of its ownership to Datascension shareholders. The Company has additionally distributed all but 10% of its ownership in Century to Century as Treasury Stock on the books of Century. It will remain as Treasury Stock on the books of Century until the effectiveness of a Form 10 registration to be filed by Century for the shares. Within sixty
(60) days of the Form 10's effectiveness, Century will work with the Company to distribute the shares to the then current Datascension shareholders.

(A) Datascension International Inc., conducts telephone market research and provides data entry services for third parties;

       DSEN's mailing address is: 145 State College Blvd, Suite 350, Brea, CA 92821, phone number: 714-482-9750. The Company websites can be found at www.datascension.com


Present Business

Datascension International Inc., the remaining operating subsidiary and focus of DSEN, conducts telephone market research and provides data entry services for third parties.

On July 2, 2001, the DSEN acquired 100% of the issued and outstanding stock of Datascension International.

Datascension International is a data gathering and research company specializing in the collection, storage, and processing of data. Datascension International services a variety of industries and customers (including the hospitality, entertainment, and automotive sectors) with emphasis and commitment to customer service, quality assurance and on-time project management.

Principal Products, Services and Principal Markets.

Services

Telephone Interviewing (CATI or Paper)
Currently, Datascension's CATI telephone facility employs approximately 551 part- and full-time telephone interviewers, many of whom are bilingual in Spanish and English. Datascension and other leading research agencies have found that streamlining their systems with integrated CATI and automatic dialing capabilities have resulted in quicker turnaround, lower costs and increased field capacity for phone research projects.

Internet Data Collection
Datascension has a full-time programming staff experienced in designing all types of web surveys, web panels, and data collection sites.

Database Engineering
Datascension has the expertise to create databases from very small to the most complex fully relational database. Its database software allows the end-user to connect to Datascension's system via the Internet and run reports and pull data with relatively no training.

Data Storage
Datascension employs large disk storage hardware for short and long-term document and file archive and retrieval.

Document Processing
Datascension has developed an expertise in data value ensuring the greatest care in document processing services including clerical handling of documents, coding, data entry, scanning and storage.

Data Reporting & Mining
Datascension  staff  can  program banners using the latest version  of  Quantum
(SPSS) tabulation software. They have extensive experience of handling most types of data including ASCII, flat file, CSV, XML and many other formats.

In-bound Customer Service
Datascension's expertise in handling customer service calls covers a wide spectrum of industries from the automotives to the garbage disposal industry. Activities include on-line order booking to technical support for client products and services.

Bilingual Interviewing
At Datascension, we recognize the need to provide an accurate representation of the audiences we are surveying and are committed to ensuring that our interviewers are able to deliver.

People of Hispanic or Latino descent comprise 12.5% of the US population, according to 2000 US Census figures. Datascension has recognized the importance of surveying this population. Datascension has begun a more concerted effort to target the Hispanic community and garner their input as a separate and unique segment of our society.

To that end, we contract a number of bilingual interviewers who are skilled in conducting research in both Spanish and English.

Major Clients
DSEN has two major clients, The National Research Group which accounts for about 10% of sales each year and Sandelman & Associates, which accounts for about 25% of sales each year.

       All of the revenue generated is from our Datascension International subsidiary, with about 91% of the revenue from the telephone interviewing with approximately 5.3% coming from the data services and programming division. Customers are located through referrals from existing customers and from leads generated by our sales staff.


Not "telemarketing"

Our business does not involve "telemarketing". Telemarketing, in the call center industry, refers to the marketing of goods and services by telephone. We do not market goods or services for clients, but instead conduct interviews and gather information from interviewees. As a result the government regulation of the "do not call list" that has been implemented to stop unsolicited telemarketing does not affect our industry and we are not bound to comply by the Amended Telemarketing Sale Rule (TSR).

Who Must Comply with the Amended Telemarketing Sale Rule (TSR)?

The amended TSR regulates "telemarketing"- defined in the Rule as "a plan, program, or campaign . . . to induce the purchase of goods or services or a charitable contribution" involving more than one interstate telephone call. (The FCC regulates both intrastate and interstate calling. More information is available from www.fcc.gov.) With some important exceptions, any businesses or individuals that take part in "telemarketing" must comply with the Rule. This is true whether, as "telemarketers," they initiate or receive telephone calls to or from consumers, or as "sellers," they provide, offer to provide, or arrange to provide goods or services to consumers in exchange for payment. It makes no difference whether a company makes or receives calls using low-tech equipment or the newest technology-such as voice response units (VRUs) and other automated systems. Similarly, it makes no difference whether the calls are made from outside the United States; so long as they are made to consumers in the United States, those making the calls, unless otherwise exempt, must comply with the TSR's provisions. If the calls are made to induce the purchase of goods, services, or a charitable contribution, the company is engaging in "telemarketing."

Certain sections of the Rule apply to individuals or companies other than "sellers" or "telemarketers" if these individuals or companies provide substantial assistance or support to sellers or telemarketers. The Rule also applies to individuals or companies that provide telemarketers with unauthorized access to the credit card system.

Competition

The major competitors are as follows:

Datascension  International's   two   largest  competitors   are  both  private
companies. The first is "Western Wats" and the second is "OAC" (Opinion Access Research).

Western Wats:
Western Wats was founded in 1987. Western Wats states that their goal is to keep their facility small in order to maintain their desired quality and flexibility. Western Wats has 850 Web-enabled CATI stations in 11 interviewing facilities throughout the Intermountain West. Western Wats is the largest privately owned data collection outfit in the United States. The company's website is `www.westernwats.com'.

OAC (Opinion Access Research):
Opinion Access Research is located in Long Island City, New York. The company provides telephone interviewing, tabulating, coding, data entry and printing services to companies performing market research activities. OAC states their strongest asset is their use of Computer Assisted Telephone Interviewing
(CATI), predictive dialing, and their ability for remote monitoring. On an annual basis OAC completes over 500,000 telephone interviews. The company's website is `http://www.opinionaccess.com'.

Patents and Trademarks

DSEN has developed DataScan, a suite of proprietary reports for market research survey project accountability. DataScan consists of more than a dozen different reports that provide the ability to monitor in real time the effective incidence, job completes, production and other data by call center supervisor group and employee.

Datascension has implemented several of the preliminary versions of DataScan reports with its customers and has received tremendous feedback. Datascension provides clients with numerous reports, while additional proprietary DataScan reports are only used by Datascension management to enable proactive adjustments as needed.

Datascension's technology enables real-time monitoring of employees conducting the interviews by Datascension management or clients via an Internet connection. Datascension's DataScan reports capture the data from this real-time monitoring and distill it into multiple reporting formats to enable clients to analyze specific aspects of the project.

DataScan reports allow management to monitor an employee in real time no matter from which location they are operating from. With such detailed and immediate reporting capabilities, DSEN is better able to ensure the accuracy of results on clients' research programs.

Need for any government approval of principal products or services.

Datascension International does not require governmental approval to operate in any of its locations.

Effect of existing or probable governmental regulations on the business

There are no existing or probable government regulations that have or may have an affect on our business.

Research and Development Plan

None

Employees/Contract workers

DSEN currently has both employees and contracted help. The employees and located domestically and the contract workers arfe located internationally. In total we have six hundred twelve (612) individual working for DSEN, of which two (2) are Officers of DSEN as of December 31, 2005. Of the 612 employees, 7 are full-time. As DSEN continues to grow and offer additional services and retain additional clients, it will need to add both full-time and part-time employees/contract workers.


Description of Property:

   The address of the principal office is 5,102 square feet of office space at 145 S. State College Blvd, Suite 350 Brea California 92821 with aggregate monthly rent of approximately $8,724. Combined rent recorded during 2005 and 2004 respectfully was $151,439 and $165,894.

     The address of the Costa Rica facility is: Datascension, SA Mall San Pedro Ofimall, San Jose, Costa Rica. This office is approximately 20,000 square with an aggregate monthly rental of $20,000. The facility is leased on a month to month basis.

     The address of the Dominican Republic facility is: Datascension, SA Zona Franca de San Isidro Carretera Base Aerea San Isidro km 17 apartado 916 Santo Domingo Este, Dominican Republic. This office is approximately 5,000 square feet with an aggregate monthly rental of $5,000. The facility is leased on a month to month basis.

     We feel the current locations we use are suitable, adequate, and in good condition for our current as well as for our future operations and business.

The common stock transactions during 2005 were as follows:


During the fiscal year ended December 31, 2005, the Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933 as follows:

On March 31, 2005, DSEN issued a $125,000 Convertible Debenture, pursuant to a Securities Purchase Agreement (the "Agreement") to one (1) entity the Longview Fund LP. In addition, DSEN issued a common stock purchase warrant to purchase 300,000 post reverse shares of DSEN common stock at an exercise price of $.50 per share. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the investors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment as well as accredited investors.

During the year ended December 31, 2005, 1,250,000 post-split shares of restricted common stock valued at $.05 per share were issued to five (5) individuals, pursuant to a consulting agreement in connection with which we received certain services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

All of these transactions were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of the exemptions provided under section 4(2) was available because:

     - The transfer or issuance did not involve underwriters, underwriting discounts or commissions;
     - 	A restriction on transfer legend was placed on all certificates issued;
     - 	The distributions did not involve general  solicitation or advertising;
	and,
     - 	The distributions were made only to insiders, accredited  investors  or
       	investors who were sophisticated enough to evaluate the risks of the investment. Each shareholder was given access to all information about our business and the opportunity to ask questions and receive answers about our business from our management prior to making any investment decision.

Issuer Repurchases

We did not make any repurchases of our equity securities during the year ending December 31, 2005.


Management

Directors and Executive Officers

   The following table sets forth information regarding our executive officers, certain other officers and directors as of June 26, 2006:

	Name			Age	Position/Office		Served Since
	------------------	---	---------------		--------------
	Robert Sandelman    	47	Director		May 2005
	David Scott Kincer   	39  	COO/Director     	September 2001
 	Joseph Harmon      	29  	VP/Director     	September 2001
	David Lieberman       	61	Director		June 2006

The following is a brief description of the business background of the directors and executive officers of DSEN:

David Scott Kincer - CEO/Director

    Mr. Kincer joined Datascension as COO and Director in September 2001, Mr. Kincer has over twenty years experience in collecting, storing an analyzing consumer data. He also has fifteen years of experience managing data collection centers, including seven years of experience in Costa Rica. He co-founded Datascension International in 1999 and became COO of Datascension with the successful acquisition of Datascension International in 2001. Mr. Kincer is also the President and Chairman of Datascension International and oversees the operations of Datascension International from its main facility in Brea, California. On April 1, 2005 Mr. Kincer began CEO and Chairman of the Board.

Joseph Harmon - VP/Director

    After attending California State University, Mr. Harmon started his career in 1992 at The Verity Group, a full service market research company in Fullerton, CA. At the Verity Group, Mr. Harmon worked his way up to Director of Operations and managed a 300-employee operation. He helped grow the company to a 12 million dollar business and was a key player in the acquisition to The Polk Company in 1997. He then went to Diagnostic Research where he managed Telephone Research. In 1998 The Polk Company brought Mr. Harmon back in as a Sales Manager to help increase sales in the Market Research division. After Polk, Mr. Harmon helped start Datascension and became Vice President. Mr. Harman is also Vice President and a Director of Datascension International.

Robert Sandelman - Director

    Mr. Sandelman is president of Sandelman and associates for the past five years and has more than 30 years of marketing and advertising management experience in a variety of consumer product and service industries. Mr. Sandelman earned both his Bachelor's degree and his Master's degree in Business Administration from the University of Michigan. He is a member of the National Restaurant Association, and the International Foodservice Manufacturers Association.

David Lieberman - Director

Mr. Lieberman's experience includes serving in various Senior Executive positions with a strong financial and operations background. Currently Mr. Lieberman is on the Board of Directors of Dalrada Financial Corporation, an over the counter public company. Mr. Lieberman has been the Chief Financial Officer for John Goyak & Associates, Inc., an aerospace consulting firm located in Las Vegas, NV since 2003. Lieberman previously served as President and Chief Operating Officer of both JLS Services, Inc., since 1996, and International Purity, since 1997. From 1994 through 1996 Mr. Lieberman served as Chief Financial Officer and Chief Operating officer for California Athletic Clubs, Inc. Mr. Lieberman has over thirty years of financial experience beginning with five years as an accountant with Price Waterhouse from 1967 through 1972. Mr. Lieberman attended the University of Cincinnati, where he received his B.A. in Business. Mr. Lieberman is also a licensed CPA in the state of California.


    Mr. Conradie resigned as President/CSO and Chairman of the Board on April 1, 2005 in order to concentrate on Nutek Oil. Concurrently, Mr. Conradie transferred control of Datascension to Scott Kincer.

    Mr. Griffith resigned as CFO and Director of Datascension on April 1, 2005 in order to focus on his accounting practice and his duties as CFO for Nutek Oil.

Significant Employees

     DSEN has not identified any employee who is not an executive who is expected to make a significant contribution to the business.

Family Relationships

   There are no family relationships among the directors, executive officers or persons nominated or chosen by DSEN to become directors or executive officers

Legal Proceedings

   None of DSEN's directors, executive officers or nominees for such office have been involved in any legal proceedings related to bankruptcy of an entity where they held such positions; nor charged or convicted in any criminal proceedings; nor subject to any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or other wise limiting their involvement in any type of business, securities or banking activities; nor found in any manner whatsoever to have violated a federal or state securities or commodities law.

   None of DSEN's officers or directors, nor to the knowledge of DSEN, any of DSEN's control persons, has:

    -	had any  bankruptcy petition filed  by or against any business of which
	such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

    -	been  convicted  in  a 	criminal proceeding or is subject to a  pending
	criminal proceeding (excluding traffic violations and other minor offenses);

    -	been  subject  to any order,  judgment,  or  decree,  not  subsequently
	reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

    -	been found by a court  of  competent  jurisdiction (in a civil action),
	the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended or vacated.

Committees

   DSEN does not have any audit, compensation, and executive committees of its board of directors. The entire board of directors is serving as DSEN's audit committee.

Conflicts of Interest

The officers and directors of DSEN are now and may in the future become shareholders, officers or directors of other companies which may be engaged in business activities similar to those conducted by DSEN. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of DSEN or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise.

DSEN  does  not  currently  have  a  right  of  first  refusal  pertaining   to
opportunities   that   come   to  management's   attention   insofar  as   such
opportunities may relate to DSEN's proposed business operations.

The officers and directors are, so long as they are officers or directors of DSEN, subject to the restriction that all opportunities contemplated by DSEN's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to DSEN and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If DSEN or the companies in which the officers and directors are affiliated with both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if DSEN should decline to do so. Except as set forth above, DSEN has not adopted any other conflict of interest policy with respect to such transactions.

Compliance with Section 16(a) of the Exchange Act

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities (referred to as "reporting persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Reporting persons are required by Commission regulations to furnish us with copies of all
Section 16(a) forms they file.

   Based solely upon a review of Forms 3, 4 and 5 furnished to us, we are not aware of any person who at any time during the fiscal year ended December 31, 2004, was a director, officer, or beneficial owner of more than ten percent of our common stock, who failed to file, on a timely basis, reports required by
Section 16(a) of the Securities Exchange Act of 1934 during such fiscal year.

Code of Ethics

   We have adopted a code of ethics that applies to our executive officers, including our Chief Executive Officer and Chief Financial Officer.

Compensation of Directors

There were no arrangements pursuant to which any director of DSEN was compensated through December 31, 2003 for any service provided as a director. In addition, no such arrangement is contemplated for the foreseeable future, as DSEN's only directors are its current executive officers. Should independent directors be added to DSEN's board of directors, it may be necessary to purchase Director's and Officer's liability insurance, along with compensate the director accordingly.

Each director holds office for a 3 year term or until his successor has been elected and qualified at the annual meeting of DSEN's shareholders. The members of the Board of Directors serve without remuneration for service on the board. Corporate officers are appointed by the Board of Directors and serve at the discretion of the Board.

During the period from January 1, 2003 to December 31, 2003, DSEN held approximately 12 Board meetings. From January 1, 2004 through December 31, 2004 there have been approximately 16 Board meetings.




EXECUTIVE COMPENSATION

The  following  table  sets  forth  certain   summary   information   regarding
compensation paid by DSEN for services rendered during the fiscal years ended December 31, 2005, 2004, 2003 and 2002, respectively, to DSEN's officers.

SUMMARY COMPENSATION TABLE



                   LONG TERM COMPENSATION

ANNUAL COMPENSATIONAWARDS     PAYOUTS
NAME AND PRINCIPAL 	YEAR	SALARY	  BONUS		Restricted	SECURITIES UNDERLYING	ALL OTHER
POSITION					  	Stock Award(s)	OPTIONS(#)		COMPENSATION
David Scott Kincer	2005	$196,468  15,0000	      0		      0			 36,001 (3)(4)
  COO			2004	$150,000    5,824	100,000 (1)	540,000 (2)		    968 (3)
			2003	$150,000	0	      0		      0			      0
			2002	$ 75,000	0	      0		      0			      0

Joseph Harmon *		2005	$ 85,746	0	      0		      0			201,630 (3)(4)
  Secretary/V.P.	2004	$ 76,500    6,048	 50,000		135,000			178,708 (3)
			2003	$ 76,500	0	      0		      0			180,104 (3)
			2002	$ 68,750    2,500	      0		      0			141,360 (3)


* Mr. Harmon was paid by Datascension International

 (1) DSEN granted an initial signing award to the Executive as of the Effective Date of his renewed Employment Agreement of restricted shares of the Company's common stock under and subject to the terms and conditions of the Stock Compensation Plan (the "Stock Plan"). The Executive shall vest in 50% of such shares on the 90th day following the Effective Date and 50% on the six month anniversary of the Effective Date.

 (2) DSEN granted an option award to the Executive under the Stock Plan within 90 days of the Effective Date of his renewed Employment Agreement of a nonqualified option to purchase shares of DSEN's common stock at a per share price equal to the fair market value of the common stock on the grant date (which will be the Effective Date) and an exercise period equal to five (5) years (the "Initial Option").

 (3) Commissions for client contracts.

 (4) 401(k) match.




Common Stock

On December 31, 2004, 100,000 post split shares of common stock valued at $.02 per share were issued to four officers in consideration of terms under their employment agreements, which granted stock awards of common shares to certain employees. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof and/or the federal small issue exception for bonus shares of reporting companies.

On December 31, 2004, four officers were given the option to purchase additional shares of common stock for $0.30. These options do not vest until January 2005 and at such time, the company will recognize a compensation expense for the fair market value of those options, which is anticipated to be the fair market value of the common stock minus the exercise price of the respective options.

See below employment agreement for additional information on stock given to executive officers.

Employment Agreements

     Effective June 9, 2006, we entered into separate renewed three year employment agreements with our Chief Executive Officer, David S. Kincer; and our Vice President of Datascension International, Inc (subsidiary) Joseph Harmon.

The main terms of Mr. Kincer's agreement is as follows:


           (a) Base Salary The Executive shall receive an annual base salary of $275,000.00 payable in monthly or more frequent installments in accordance with the Company's payroll policies (such annual base salary as adjusted pursuant to this Section 3(a) shall hereinafter be referred to as "Base Salary"). The Executive's Base Salary shall be reviewed, and may be increased but not decreased, annually, by the Board pursuant to its normal performance review policies for senior executives, with the first such review occurring not later than December 2006. Should the Company for any reason be unable to pay the Executive monthly or more frequent installments in accordance with the Company's payroll policies, the Executive may elect either of the following alternatives, or a combination thereof;

                (i) Executive may elect to treat the unpaid compensation as a loan payable on demand that accrues an annual interest of ten (10%) percent; and/or

                (ii) Executive may elect to receive common stock of the Company issued under an S-8 registration statement which will provide the Executive common stock at fair market value based on the average closing price for the five (5) trading days preceding the request for issuance of stock for the effective pay period. Executive may also elect to receive common stock of the Company issued under an S-8 registration statement which will provide the Executive common stock at fair market value based on the average closing price of the five (5) trading days preceding the request for issuance of stock for the loan payable on demand pursuant to subsection 3(a)(i).

           (b) Initial Restricted Stock Award. The Company shall make an initial signing award to the Executive of 500,000 restricted shares of the Company's common stock under and subject to the terms and conditions of the Company's Stock Compensation Plan dated January 1, 2004 or as thereafter amended (the "Stock Plan").

           (c) Restricted Stock Option Award. The Company shall make an award to the Executive of restricted shares of the Company's common stock under and subject to the terms and conditions of the Stock Plan and Common Stock Purchase Warrant, as follows:

                (i) For calendar year 2006, if the Company's sales exceed $12,000,000 and $500,000 in EBIDTA, 500,000 options at
                      $.30 per share.

                (i) For calendar year 2007, if the Company's sales exceed $15,000,000 and $1,000,000 in EBIDTA, 1,000,000 options at $.30 per share.


                      Nevertheless,  if the Company's 2007 sales/EBIDTA  exceed
                      the        prior  year  (2006), there will be an award of
                      500,000 options at $.30 per share.

                (iii) For calendar year 2008, if  the  Company's  sales  exceed
                      $18,000,000  in sales and $1,500,000 in EBIDTA, 1,000,000
                      options at $.30 per share. Nevertheless, if the Company's 2008 sales/EBIDTA exceed the prior year (2007), there will be an award of 500,000 options at $.30 per share.

               In any event resulting in the sale of the Company, all options awarded to Executive shall become immediately redeemable. If the Executive is terminated, without cause, at any time, the options become immediately redeemable.


The main terms of Mr. Harmon's agreement is as follows:

(a) Base Salary. The Executive shall receive an annual base salary of $140,000.00 plus 1% on all work revenues on services rendered over $15.00 per hour that is not otherwise pass through costs payable in monthly or more frequent installments in accordance with the Company's payroll policies (such annual base salary as adjusted pursuant to this Section 3(a) shall hereinafter be referred to as "Base Salary"). The Executive's Base Salary shall be reviewed, and may be increased but not decreased, annually, by the Board pursuant to its normal performance review policies for senior executives, with the first such review occurring not later than December 2006. Should the Company for any reason be unable to pay the Executive monthly or more frequent installments in accordance with the Company's payroll policies, the Executive may elect either of the following alternatives, or a combination thereof;

                (i) Executive may elect to treat the unpaid compensation as a loan payable on demand that accrues an annual interest of ten (10%) percent; and/or

                (ii) Executive may elect to receive common stock of the Company issued under an S-8 registration statement which will provide the Executive common stock at fair market value based on the average closing price for the five (5) trading days preceding the request for issuance of stock for the effective pay period. Executive may also elect to receive common stock of the Company issued under an S-8 registration statement which will provide the Executive common stock at fair market value based on the average closing price of the five (5) trading days preceding the request for issuance of stock for the loan payable on demand pursuant to subsection 3(a)(i).

           (b) Initial Restricted Stock Award. The Company shall make an initial signing award to the Executive of 150,000 restricted shares of the Company's common stock under and subject to the terms and conditions of the Stock Compensation Plan dated January 1, 2004 or as thereafter amended (the "Stock Plan")

           (c) Restricted Stock Option Award. The Company shall make an award to the Executive of restricted shares of the Company's common stock under and subject to the terms and conditions of the Stock Plan and Common Stock Purchase Warrant, a copy of which is attached and incorporated herein as as follows:

                (i) For calendar year 2006, if the Company's sales exceed $12,000,000 and $500,000 in EBIDTA, 150,000 options at
                      $.30 per share.

                (ii) For calendar year 2007, if the Company's sales exceed $15,000,000 and $1,000,000 in EBIDTA, 300,000 options at
                      $30 per share. Nevertheless, if the Company's 2007 sales/EBIDTA exceed the prior year (2006), there will be an award of 150,000 options at $.30 per share.

                (iii) For  calendar  year 2008, if the Company's  sales  exceed
                      $18,000,000 in sales  and  $1,500,000  in EBIDTA, 300,000
                      options at $.30 per share. Nevertheless, if the Company's 2008 sales/EBIDTA exceed the prior year (2007), there will be an award of 150,000 options at $.30 per share.

               In any event resulting in the sale of the Company, all options awarded to Executive shall become immediately redeemable. If the Executive is terminated, without cause at any time, the options become immediately redeemable.




Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

There were no options granted or exercised by the directors and executive officers during the year ended December 31, 2005.

Compensation of Directors

     There were no arrangements pursuant to which any director of the Company was compensated through December 31, 2005 for any service provided as a director. In June 2006, Robert Sandelman and David Lieberman were each given 30,000 shares as compensation for calendar year 2006. No additional compensation is contemplated for the foreseeable future.



ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

Security Ownership of Management and Certain Beneficial Owners

    The  following  table sets  forth  information  as  of  the  date  of  this
Registration Statement certain information with respect to the beneficial ownership of the Common Stock of DSEN concerning stock ownership by (i) each director, (ii) each executive officer, (iii) the directors and officers of DSEN as a group, (iv) and each person known by DSEN to own beneficially more than five (5%) of the Common Stock. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares. The mailing address for each of the persons indicated is our corporate headquarters.

   Beneficial ownership is determined under the rules of the Securities and Exchange Commission. In general, these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the stockholders identified in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them.


	Name and Address of
Class	Beneficial Owner (1)	Number of Shares	Percent Owned (2)
------	--------------------	----------------	-----------------
Common	David Scott Kincer	   2,742,167*		15.33%
Common	Joseph Harmon		     400,556*		 2.24%
Common	Robert Sandelman	     259,167		 1.45%
Common	David Lieberman		      30,000		 0.17%
Common	Directors as a group	   3,431,890*		19,18%
Common	Murray Conradie		   2,561,136		14.31%
Common	Edward Dale Tschiggfrie	   1,004,962*		 5.62%
Common	Longview Fund, LP	   1,007,272*		5.63%

* Post split

     The  percentage  ownership  calculations  listed  above  are   based  upon
17,891,388 shares of common stock being outstanding, and no options granted being exercised as of June 26, 2006.

Persons Sharing Ownership of Control of Shares

     Management has no knowledge of the existence of any arrangements or pledges of the Company's securities which may result in a change in control of the Company.

     No person owns or shares the power to vote ten percent (10%) or more of the Company's securities. HOW MANY SHARES DOES MURRAY HAVE, DOESN'T HE HAVE MORE?

Persons Sharing Ownership of Control of Shares

   Management has no knowledge of the existence of any arrangements or pledges of DSEN's securities which may result in a change in control of DSEN.

    No person, other than those individuals or persons listed above, owns or shares the power to vote ten percent (10%) or more of DSEN's securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2005, the Company has an outstanding note payable to Scott Kincer, the Company's CEO, in the amount of $3,000. This payable accrues interest at 1% monthly due on the first day of each month.

Other Material Transactions.

     With the exception of the above mentioned transactions, there have been no material transactions, series of similar transactions or currently proposed transactions to which the Company or any officer, director, their immediate families or other beneficial owner is a party or has a material interest in which the amount exceeds $50,000.


DESCRIPTION OF SECURITIES

A. Common Stock

Shareholders of Record and Outstanding Shares

     The authorized   capital   stock of DSEN consists of 200,000,000 shares of
common stock with a par value of $.001 and 20,000,000 shares of preferred stock at a par value of $.001.

   As of June 26, 2006, DSEN had seventeen million nine hundred eighty seven thousand two hundred twenty one (17,987,221) shares of its $.001 par value common voting stock issued and seventeen million eight hundred ninety one thousand three hundred eighty eight (17,891,388)outstanding which are held by seven hundred and nineteen (719) shareholders of record. There are 506,400 preferred shares issued and outstanding as of June 26, 2006.

Dividends

   DSEN has not paid any dividends to date. In addition, it does not anticipate paying dividends in the immediate foreseeable future. The Board of Directors of DSEN will review its dividend policy from time to time to determine the desirability and feasibility of paying dividends after giving consideration to DSEN's earnings, financial condition, capital requirements and such other factors as the board may deem relevant.

Reverse Split

   On November 4, 2004, Datascension Inc., announced its board of directors has authorized a reverse split of DSEN's common stock at a ratio of one-for-ten.

    The reverse split, which was approved by written consent and affirmed by DSEN's stockholders at the last shareholder meeting, took effect on November 5, 2004. Each ten shares of DSEN's issued and outstanding common stock were automatically converted into one share of common stock. No fractional shares were issued. Holders of fractional shares received shares rounded to the nearest whole share.

   The Reverse Stock Split affected all of stockholders uniformly and did not affect any stockholder's percentage ownership interests in DSEN or proportionate voting power, except to the extent that the Reverse Stock Split resulted in any of the stockholders becoming entitled to a fractional share.

(1) Description of Rights and Liabilities of Common Stockholders

i. Dividend Rights - The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors of DSEN may from time to time determine.

ii. Voting Rights - Each holder of DSEN's common stock are entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. All voting is non-cumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors. The board of directors may issue shares for consideration of previously authorized but un-issued common stock without future stockholder action.

iii. Liquidation Rights - Upon liquidation, the holders of the common stock are entitled to receive pro rata all of the assets of available for distribution to such holders.

iv. Preemptive Rights - Holders of common stock are not entitled to preemptive rights.

v. Conversion Rights - No shares of common stock are currently subject to outstanding options, warrants, or other convertible securities.

vi. Redemption rights - no redemption rights exist for shares of common stock.

vii. Sinking Fund Provisions - No sinking fund provisions exist.

viii. Further Liability For Calls - No shares of common stock are subject to further call or assessment by the issuer. DSEN has not issued stock options as of the date of this Registration Statement.

(2) Potential Liabilities of Common Stockholders to State and Local Authorities

No material potential liabilities are anticipated to be imposed on stockholders under state statues. Certain Nevada regulations, however, require regulation of beneficial owners of more than 5% of the voting securities. Stockholders that fall into this category, therefore, may be subject to fines in circumstances where non-compliance with these regulations are established.

B. Preferred Stock Series B

   The Series B preferred shares pursuant to the certificate of designation were to be converted two years after issuance. Since this time period has lapsed, the Datascension Board of Directions decided to convert the preferred shares into the appropriate number of common shares including unpaid dividends.

The number of common shares to be issued is approximately 1,307,353 shares which is inclusive of the payment of the unpaid and unaccrued dividends of $381,000. The issuance was anticipated to occur in the second quarter of 2005 but has been delayed until we either receive or account for all the preferred series B certificates held by our shareholders.

(1) Description of Rights and Liabilities of Preferred Stockholders

i. Dividend Rights - The holders of outstanding shares of Preferred stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors of DSEN may from time to time determine. Series B shares have annual dividends of $.15 a share payable quarterly. All of the shares outstanding were to be redeemed at $1.00 a share(pre reverse) plus all accrued dividends prior to December 31, 1993. This has been extended by mutual agreement. Series B shares have annual dividends of $.15 a share payable quarterly. They are convertible to common shares on a one for one basis at the holders' option.

ii. Voting Rights - The holders of record of said shares of Series B Preferred Stock shall be entitled to one vote per share at all meetings of, shareholders of the Corporation. The holders of record shares of the Series B Preferred Stock shall vote such shares together with the holders of the Corporation's Common Stock, and not as a separate class. The board of directors may issue shares for consideration of previously authorized but un-issued preferred stock without future stockholder action.

iii. Liquidation Rights - In case of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary or in any instance, the holders of record of shares of the Series B Preferred Stock then outstanding shall be entitled to participate in the distributions, either in cash or in kind, of the assets of the corporation on a priority basis but only to, the extent of outstanding shares of Preferred Stock multiplied by its par value per share. Series B shares have priority over the common shares in the event of a DSEN liquidation.

iv. Preemptive Rights - The holders of the shares of Series B Preferred Stock will have no preemptive, redemption or other rights other that as established by applicable corporate law.

v. Conversion Rights - The Preferred shares can be converted after a holding period of one year at the rate of 10 shares of Common Stock for each share of Preferred Stock converted. They are convertible to common shares on a one for one basis at the holders' option.

vi. Sinking Fund Provisions - No sinking fund provisions exist.

vii. Further Liability For Calls - No shares of Preferred stock are subject to further call or assessment by the issuer. DSEN has not issued stock options as of the date of this Registration Statement with the exception of those disclosed on page 31 of this document.

Treasury stock

There are 95,833 shares of treasury stock at June 26, 2006.


WARRANTS AND OPTIONS:

None at June 26, 2006 other than those listed below and those disclosed in the Employment Agreement section.

Options issued November 9, 2004 per employment agreement: Five year options with an exercise price of $0.30.

1. Scott Kincer					540,000 shares
2. Joey Harmon					135,000 shares
3. Jason Griffith				270,000 shares
4. Murray Conradie                          	540,000 shares


Warrants issued November 17, 2004: Five year warrants with an exercise price of $.30.

1. Longview Equity Fund, LP           		-   875,000 shares
2. Longview Fund LP               		- 1,250,000 shares
3. Longview International Equity Fund, LP    	-   375,000 shares
4. Alpha Capital Aktiengesellschaft       	-   625,000 shares

Warrants issued March 31, 2005: Five year warrant with an exercise price of $.50.

Longview Fund LP                		- 300,000 shares

Warrant issued June 12, 2006: Two warrants with an exercise price of $.40.

1. Longview Fund LP                          	- 4,865,311 shares
2. Alpha Capital Akientengsellschaft         	- 1,632,654 shares

Warrants issued June 9, 2006: Five year warrants with an exercise price of $0.30, with 50% vested upon issuance and 50% vested upon effectiveness of the SB-2 filed in June 2006.

1. Arthur De Joya                      		- 50,000 shares
2. Jason Griffith                      		- 50,000 shares


PENNY STOCK DISCLOSURE REQUIREMENTS:

See discussion in risk factor section, page 16, with the heading "DSEN's common stock is subject to the "Penny Stock" rules of the SEC and the trading market in DSEN's securities is limited, which makes transactions in DSEN's stock cumbersome and may reduce the value of an investment in DSEN's stock."

SELLING SHAREHOLDERS

SHARES ELIGIBLE FOR FUTURE SALE

On the date of this offering, DSEN has issued 17,987,221 shares issued and 17,891,388 shares outstandingof Common Stock. Sales of a substantial number of shares of DSEN's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock.

This statement also includes the registration   of  6,497,965  warrants with an
exercise price of $0.40 per share. These shares are related to the convertible debentures issued above.

The Shares being offered for resale by our Selling Stockholders are issuable in accordance with {section} 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

RECENT FINANCING

On June 12, 2006, DSEN entered into a subscription agreement for $2,274,288, whereby we issued Convertible Debentures to the following: 1)$571,429 to Alpha Capital Aktiengesellschaft, and 2)$1,702,859 to the Longview Fund LP. Interest on these notes shall accrue at a rate of 6% per annum.

Also included in the registration are additional shares related to the following past fundings:

1. On November 17, 2004, DSEN entered into a subscription agreement for $1,875,000, whereby we issued Convertible Debentures to the following:
1)$350,000 to Alpha Capital Aktiengesellschaft, 2)$525,000 to the Longview Equity Fund LP, 3)$775,000 to the Longview Fund LP., and 4) $225,000 to the Longview International Equity Fund, LP. The underlying shares for these notes were registered via Form SB2 file number 333-121851

2. On March 31, 2005 DSEN entered into a subscription agreement for $125,000, whereby we issued an additional two-year Convertible Debenture to the Longview Fund LP at an interest ate of 12% per annum. The underlying shares for these notes were registered via Form SB2 file number 333-121851

The Conversion Price per share for all of the above convertible notes shall be $0.35. In the event the holder does not timely file an annual report on Form 10-KSB with the Securities and Exchange Commission for the year ended December 31, 2006 containing certified audited financial statements showing net revenues of not less than $12,000,000 for the 2006 calendar year with EBITDA of not less than $500,000, the Conversion Price then in effect shall be reduced by one-third from and after the actual filing date of the above described Form 10-KSB or if not filed by April 15, 2007, then from and after April 15, 2007.

Each convertible note holder shall not be entitled to convert that amount of their note that would result in a number of shares of common stock held which would be in excess of the sum of the number of shares of common stock beneficially owned by the note holder and its affiliates on that date of more than 4.99% of the outstanding shares of common stock of DSEN on that date. For the purposes of this provision, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3. This limitation shall be calculated as of each conversion. Aggregate conversions over time shall not be limited to 4.99%. The note holder may void this conversion share limitation upon 61 days prior notice to DSEN. The note holder may allocate which of the equity of DSEN is deemed beneficially owned (see page 31 footnote one for more detailed explanation) by the note holder that shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. For example, if the investor beneficially owns equity in the issuer of 6% in convertible debt and 6% in warrants, and submits a request to convert a portion of the debt into common shares, the issuer may refuse the conversion saying the investor has already surpassed the 4.99% threshold on the warrants. The above wording will allow the investor to allocate the beneficial ownership to the convertible debt, thus allowing the conversion.

DSEN has the option of prepaying the outstanding principal amount, in whole or in part, by paying to the note holder a sum of money equal to one hundred twenty percent (120%) of the principal amount to be redeemed, together with any accrued interest on that amount

The financing provides the note holders with the following registration rights. The common stock underlying the convertible notes and the common stock underlying the warrants will be registered for resale via an SB-2 or other appropriate registration statement. DSEN use its best efforts to file the registration within thirty (30) days from the date DSEN was funded and the convertible notes were issued. DSEN will use its best efforts to cause the registration statement to become effective within one hundred twenty (120) days from the date the notes were issued. If the registration statement has not been filed within the above thirty day period and/or the registration statement has not been declared effective within one hundred twenty (120) days from the date the notes were issued, DSEN will be liable for liquidated damages enforceable by the note holders. The liquidated damages will be in the amount of two percent (2%) of the purchase price of the securities if paid in cash or an amount equal to two hundred percent of such cash liquidated damages if paid in stock. For failure to deliver common shares within two days past the three day period, DSEN would be liable for liquidated damages. These damages would amount to $100 per business day after the three day period for each $10,000 of the note converted into the common shares subject to delivery. In any given year, if the days that DSEN fails to deliver amount in the aggregate to 30 days, the note holders can require DSEN to redeem the common shares subject to default at a 120% of the value of the amount of the note converted into these common shares.

In addition, if as a result of DSEN's failure to deliver shares, the note holder has to purchase common shares in the open market in satisfaction of the sale (i.e. a buy-in), the note holder is entitled to receive cash from DSEN in the amount of the difference between the buy-in amount plus 15% interest per annum on such amount and the amount of the note converted into common shares that were delivered.

 DSEN agrees not to file any registration statements except on behalf on the convertible note holders, until the sooner of (i) this registration statement has been effective and available for use for 365 days, in connection to the public resale of the underlying shares and any warrant shares exercised, (ii) until all the commons shares being registered have been resold by the note holders pursuant to this registration statement or Rule 144, without regard to volume limitations (i.e. 144k), or (iii) the date that the convertible note has been fully paid.

DSEN also agreed that until the first to occur of (i) the convertible notes have been fully paid, or (ii) until all the underlying common shares and exercisable shares underlying the warrants have been resold pursuant to a registration statement or Rule 144, the Company will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending registration statement or causing an already effective registration statement to no longer be effective or current for a period of fifteen (15) or more days (i.e. a blackout period).

In the case that DSEN is proposing a sale of its common stock or other securities or debt obligations, except in connection for consideration in a strategic merger, consolidation or purchase of substantially all the securities or assets of a corporation or other entity, the convertible note holders shall be given written notice of such sale not less than seven business days prior to the proposed sale. Upon receipt of notice, the convertible note holders have seven business days to purchase such offered common stock or other securities or debt obligations in accordance with the terns and conditions of the sale in the proportion that each note holder has in the purchase of the convertible notes in this funding (i.e. right of first refusal).




SELLING SHAREHOLDER TABLE

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholder. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholders.

Assuming the Selling Stockholder sells all the shares registered below, the Selling Stockholder will no longer continue to own any shares of our Common Stock.

The following table also sets forth the name of the person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered.


										Shares Beneficially
            			Shares Beneficially Owned    Shares Offered	Owned After Offering If All
				Prior to the Offering	     For Sale (6)	Offered Shares Are Sold (7)
				-----------------------	     -----------	--------------------------
				Number of    Percentage               		Number of
Selling Stockholder		Shares		(5)		      		Shares		Percentage
----------------------------	----------   ----------	     -----------	---------	----------
Alpha Capital
Aktiengesellschaft (1)		 7,143,155	29.6%         7,143,155		   0		   0%

Longview Fund LP (2)		19,967,946	54.0%	     19,967,946		   0		   0%

Longview Equity Fund, LP (3)	 1,472,885	 7.8%	      1,472,855		   0		   0%

Longview International
Equity Fund, LP (4)		   658,944	 3.7%	        658,944		   0		   0%




* The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

   The above investors do not hold any position or office, nor has had any material relationship with us or any of our affiliates within the past three years. The selling shareholders are not a broker-dealers or affiliates of a broker-dealer.

Notes to Selling Shareholder Table.

(1) Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity.
ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares of common stock being registered hereto.

(2) Longview Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(3) Longview Equity Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Equity Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(4) Longview International Equity Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview International Equity Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(5) Percentages are based on 17,891,388 shares of our common stock issued as of June 26, 2006.

(6) This column represents the total number of shares of common stock that selling security holder intends to sell based on the current market price at the time the registration statement was first filed plus the common share that would be issued upon exercise of the related warrants.

(7) Each convertible note holder shall not be entitled to convert that amount of their note that would result in a number of shares of common stock held which would be in excess of the sum of the number of shares of common stock beneficially owned by the note holder and its affiliates on that date of more than 4.99% of the outstanding shares of common stock of DSEN on that date. (see discussion in the recent financing section above).

PLAN OF DISTRIBUTION

Each selling stockholders will most likely sell their shares on the open market. Our stock is quoted on the OTCBB under the symbol DSEN.

Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. This registration statement does not cover sales by any of the selling shareholders respective pledges, donees, transferees and other successors-in-interest. The selling stockholders may use any one or more of the following methods when selling shares:

    -	Ordinary brokerage transactions  and  transactions in which the broker-
	dealer solicits purchasers;

    -	Block trades in which the broker-dealer will attempt to sell the shares
	as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    -	Purchases  by  a  broker-dealer as principal and resale by the broker-
	dealer for its own account;

    -	An  exchange  distribution   following  the  rules  of  the  applicable
	exchange;

    -	Privately negotiated transactions;

    -	Short sales that are not  violations of the laws and regulations of any
	state of the United States;

    -	Broker-dealers  may  agree  with  the  selling  stockholders  to sell a
	specified number of such shares at a stipulated price per share;

    -	A combination of any such methods of sale any other lawful method.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under his prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in

    -	Short selling against the box,  which  is  making a short sale when the
	seller already owns the shares.

    -	Other   transactions  in  our  securities  or  in  derivatives  of  our
	securities and the subsequent sale or delivery of shares by the stockholder.

     -	Pledging shares  to  their  brokers  under  the  margin  provisions  of
	customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker- dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify DSEN and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

   STANDSTILL AGREEMENT

The directors and officers will be permitted to sell shares of DSEN common stock during the period referenced below based on the following schedule:

After the investors have converted or received the percentage of note principal issued. Each director and officer may sell the corresponding percent of the amount of shares indicated below

      Investors Conversion      Director/Officer *
         20%              		0.5%
         30%              		0.5%
         40%               		 1%
         50%               		 1%
         60%               		 1%
         70%               		 2%
         80%               		 2%
         90%               		 2%

The period in which the directors and officers may sell DSEN common stock is as follows: (i) this registration statement has been effective and available for use for 365 days, in connection to the public resale of the underlying shares and any warrant shares exercised, (ii) until all the commons shares being registered have been resold by the note holders pursuant to this registration statement or Rule 144, without regard to volume limitations (i.e. 144k), or
(iii) the date that the convertible note has been fully paid. The applicable number of shares is as follows: 1) David S. Kincer 2,242,167, 2)Joseph Harmon, 250,556 shares.

* Represents the maximum number shares that each director/officers may sell is that applicable Percentage of the number of shares converted by the investors (see the investors conversion column) .

LEGAL PROCEEDINGS

   DSEN is from time to time involved in litigation incident to the conduct of its business. Certain litigation with third parties and present and former employees of DSEN is routine and incidental, such litigation can result in large monetary awards for compensatory or punitive damages.

   Prior Landlord Lawsuit - 2003: The previous facility leased by Registrant in Henderson Nevada was leased for the purpose of consolidating all the operations into one location. A prior tenant of the premises had vacated the premises leaving fixtures that occupied approximately 50% of the floor space in the warehouse. The landlord had agreed to have this equipment removed within 90 days. This did not occur and after 14 months, when the equipment had not been removed from the premises; a decision was made to find alternate premises and terminate the lease for cause. This court case went to trial during January of 2004 and the courts found in favor of the prior landlord for the amount owed to them through the time necessary to re-let the premises to a new tenant. The Registrant had recorded this as a contingency and expensed this in 2003. This judgment has subsequently been settled and released November 2004.

   DSEN is not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against DSEN. To the knowledge of management, no director, executive officer or affiliate of DSEN, any owner of record or beneficially of more than 5% of DSEN's common stock is a party adverse to DSEN or has a material interest adverse to DSEN in any proceeding.

    All litigation DSEN was involved with in 2004 has either been settled, withdrawn or dismissed.

EXPERTS

The financial statements of DSEN at December 31, 2005 and 2004, appearing in this Prospectus and Registration Statement have been audited by Larry O'Donnell, CPA, P.C., our independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Naccarato & Associates, Owen Naccarato, Esq.

OTHER AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: David Scott Kincer, Chairmen and Chief Executive Officer

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement; you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

FINANCIAL STATEMENTS

OUR FINANCIAL STATEMENTS BEGIN ON PAGE F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 11, 2002, Nutek, Inc. (the Company) determined to change the Company's independent accountants, and, accordingly, ended the engagement of Chavez & Koch, CPA's, in that role and retained Gary V. Campbell, CPA, Ltd. As its independent accountants for the fiscal year ending December 31, 2002. The Audit Committee of the Board of Directors (the "Audit Committee") and the Board of Directors of the Company approved the decision to change independent accountants based on the fact that the Company's current Chief Financial Officer previously served as a manager at Chavez & Koch, CPA's. Per the requirements under the recently announced Sarbanes-Oxley Act (the text of which appears below) the Company is required to switch auditors.

   H.R.3763, Sarbanes-Oxley Act of 2002 SEC. 206. CONFLICTS OF INTEREST.

  Section 10A of the Securities Exchange Act of 1934 (15 U.S.C.78j-1), as amended by this Act, is amended by adding at the end the following:

   (l) CONFLICTS OF INTEREST- It shall be unlawful for a registered public accounting firm to perform for an issuer any audit service required by this title, if a chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the issuer, was employed by that registered independent public accounting firm and participated in any capacity in the audit of that issuer during the 1-year period preceding the date of the initiation of the audit.

During the period of December 27, 2001, through December 11, 2002, there were no disagreements with Chavez & Koch, CPA's on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Chavez & Koch, CPA's satisfaction, would have caused them to refer to the subject matter of the disagreement(s) in connection with their report; and there were no "reportable events" as defined in Item 304 (a)(1)(v) of the Securities and Exchange Commission's Regulation S-B. Neither of the reports of Chavez & Koch, CPA's for the period ending December 31, 2001, and the subsequent interim periods through December 11, 2002, contain an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles.

(b) Information required by Item 304(a)(2) of Regulation S-B

Effective December 12, 2002, the Company has engaged Gary V. Campbell, CPA, Ltd. as its independent accountants for the fiscal year ended December 31, 2002. During the most recent two fiscal years and during the portion of 2002 preceding the Board's decision, neither the Company nor anyone engaged on its behalf has consulted with Gary V. Campbell, CPA, Ltd. regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-B).

On June 15, 2004, Gary V. Campbell, CPA, Ltd. notified the Company that they were declining to stand for re-election as the Company's independent auditor of record. The Board of Directors accepted this decision on June 15, 2004. The Registrant appointed Larry O'Donnell, CPA,, P.C., as the Registrant's independent accountants for the year ending December 31, 2004. The selection of accountants was approved by the Registrant's Board of Directors. Larry O'Donnell, CPA, P.C. was engaged by the Registrant on June 18, 2004. During the most recent two fiscal years and during the portion of 2004 preceding the Board's decision, neither the Company nor anyone engaged on its behalf has consulted with Larry O'Donnell, CPA, P.C. regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-B).

The audit reports issued by Gary V. Campbell, CPA, Ltd. With respect to the Registrant's financial statements for December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. From December 12, 2002 through June 15, 2004, there were no disagreements between the Registrant and Gary V. Campbell, CPA, Ltd. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Gary V. Campbell, CPA, Ltd., would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

(c) Information required by Item 310(b) of Regulation S-B

In the opinion of management, all adjustments considered necessary for a fair presentation have been included.


				DATASCENSION, INC.
			    CONSOLIDATED BALANCE SHEET

                        ASSETS

								  UNAUDITED	  AUDITED
								  3/31/2006	 12/31/2005
								============	============
   CURRENT ASSETS:

Cash								$     93,791	$    275,287
Accounts receivable						   2,166,964	   2,254,078
Prepaid expenses						      98,733	     114,749
Investment in Century Innovations				     108,469	     108,469
								------------	------------
   TOTAL CURRENT ASSETS						$  2,467,957	$  2,752,583

PROPERTY AND EQUIPMENT, net of accumulated
   depreciation							     987,182	     936,859

   OTHER ASSETS:
Website assets, net of amortization				       4,520	       4,520
Deposits							      16,749	      20,249
Goodwill							   1,692,782	   1,692,782
								------------	------------
   TOTAL OTHER ASSETS						   1,714,051	   1,717,551
								------------	------------
TOTAL ASSETS							$  5,169,190	$  5,406,993
								============	============


         LIABILITIES AND STOCKHOLDERS' EQUITY

								  3/31/2006	 12/31/2005
								------------	------------
   CURRENT LIABILITIES:

Accounts payable 						$     56,111	$    135,467
Accrued expenses						   1,476,894	   1,766,493
Notes payable, related party					       2,000	       9,000
Short term notes payable					     200,000	     200,000
Convertible debt						   1,364,101	   1,153,723
Derivative liability						     558,579	   1,003,106
Warrant Liability						     443,743	     278,502
Current portion of long-term notes payable			      58,239	     104,402
								------------	------------
   TOTAL CURRENT LIABILITIES					$  4,159,667	$  4,650,694

  LONG-TERM DEBT
Long-term notes payable, net of current portion			     116,635	     139,885
								------------	------------
  TOTAL LONG-TERM DEBT						     116,635	     139,885

  TOTAL LIABILITIES						   4,276,302	   4,790,579

   STOCKHOLDERS' EQUITY:

 Common stock, $0.001 par value, 200,000,000
  shares authorized; 17,082,221 and 17,482,221 shares
  issued, 16,986,388 and 17,386,388 outstanding at
  March 31, 2006 and December 31, 2005, respectively		     160,700	     161,100
 Additional paid-in capital-common stock			  11,363,445	  11,563,045

Preferred stock Series B:
 Preferred stock, $0.001 par value, 10,000,000
  shares authorized; 508,500 Series B shares
  issued and outstanding at December 31, 2004				 506		 506
 Additional paid-in capital-preferred Series B			     481,994	     481,994

Subscriptions receivable					     (96,875)	    (296,875)
Treasury stock, at cost; 95,833 at March 31, 2006		    (134,388)	    (134,388)
Accumulated deficit						 (10,882,494)	 (11,158,968)
								------------	------------
TOTAL STOCKHOLDERS' EQUITY					     892,888	     616,414
								------------	------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY			$  5,169,190	$  5,406,993
								============	============






				DATASCENSION, INC.
		       CONSOLIDATED STATEMENT OF OPERATION


									  RESTATED
							   FOR THE	   FOR THE
						       3 MONTHS ENDED  3 MONTHS ENDED
							  3/31/2006	  3/31/2005
							============	============
REVENUE							$  3,166,101	$  2,005,612

COST OF GOODS SOLD					   2,402,324	   1,599,936
							------------	------------
GROSS PROFIT						     763,777	     405,676

EXPENSES:
Selling, general and administrative			$    478,085	$    480,196
Depreciation and amortization				      49,716	      41,266
							------------	------------
TOTAL EXPENSES						     527,801	     521,462
							------------	------------

OPERATING INCOME					     235,976	    (115,786)

OTHER INCOME (EXPENSE):
Interest income							   -		 220
Forgiveness of debt						   -	       2,962
Interest expense					     (83,537)	     (74,115)
Other Income (Expense) related to convertible		     279,288	   1,744,131
Interest income (expense) related to convertible	    (155,253)	    (155,101)
							------------	------------
TOTAL OTHER INCOME					      40,498	   1,518,097
							------------	------------

NET INCOME (LOSS)					$    276,474	$  1,402,311
							============	============
BASIC WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING				  17,282,221 	  16,267,846
							============	============
DILUTED WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING			   	  17,282,221	  16,267,846
							============	============

BASIC NET INCOME PER SHARE				$	0.02	$	0.09
							============	============

DILUTED NET INCOME PER SHARE				$	0.02	$	0.09
							============	============



				DATASCENSION, INC.
		       CONSOLIDATED STATEMENT OF CASH FLOWS



									  RESTATED
							   FOR THE	   FOR THE
						       3 MONTHS ENDED  3 MONTHS ENDED
							  3/31/2006	  3/31/2005
							============	============
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income						$    276,474	$  1,402,311
 Adjustments to reconcile net income to net
 cash provided by operating activities:
Change in warrant liability				     165,241	    (872,902)
Change in derivative liability				    (444,527)	    (804,896)
 Depreciation and amortization				      49,716	      41,266
 (Decrease) in asset held for sale				   -	   1,015,014
 Distribution of asset held for sale				   -	  (1,003,831)
 (Increase) Decrease in accounts receivable		      87,114	      (2,837)
 Increase in prepaid expenses				      16,016	      60,514
 Increase in deposits					       3,500	       3,750
 Decrease in accounts payable				     (79,356)	      (2,375)
 Decrease in accrued expenses				    (289,599)	    (309,590)
							------------	------------
  NET CASH USED BY OPERATING ACTIVITIES			$   (215,421)	$   (473,576)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment			    (100,039)	    (360,077)
							------------	------------
  NET CASH USED BY INVESTING ACTIVITIES			$   (100,039)	$   (360,077)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in notes payable 				     (69,413)	     135,884
Increase (Decrease) in related party payable		      (7,000)	      (7,334)
Increase (Decrease) in convertible debt			     210,378	     258,293
Increase (Decrease) in stock subscriptions			   -	     114,063
							------------	------------
  NET CASH PROVIDED BY FINANCING ACTIVITIES            $     133,965	$    500,906
							------------	------------

NET INCREASE IN CASH					    (181,496)	    (332,747)

BALANCE, BEGINNING					     275,287	     556,593
							------------	------------

BALANCE, ENDING						$     93,791	$    223,846
							============	============

INTEREST PAID						$     11,229	$    181,763
							============	============
TAXES PAID						$	   - 	$	   -
							============	============








                              DATASCENSION, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - HISTORY AND ORGANIZATION OF THE COMPANY

Datascension, Inc. (formerly known as Nutek, Inc.) was incorporated in August 1991 under the laws of the State of Nevada as Nutek, Inc. (the "Company") and is engaged in the market research industry.

Datascension International, Inc. and related assets were purchased on September 27, 2001 for $2,200,000 using company shares at fair market value. Datascension International, Inc. is a data solutions company representing a unique expertise in the collecting, storage, processing, and interpretation of data. During 2002, Datascension International, Inc. expanded operations into Costa Rica.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
The Company's policy is to prepare the financial statements on the accrual basis of accounting. The fiscal year end is December 31.

In the opinion of management, all adjustments necessary in order to make the financial position, results of operations and changes in financial position at March 31, 2006, and for all periods presented not misleading have been made. The results of operations for the period ended March 31, 2006 are not necessarily an indication of operating results to be expected for the full year ending December 31, 2006.

During the three months ended March 31, 2006, we recorded an other income item of $279,288, of which $444,529 of income and $(165,241) of expense related to the debt features and warrants, to reflect the change in fair value of the derivative and warrant liability. During the three months ended March 31, 2005, we recorded an other income item of $1,744,131, of which, $814,444 (income) and $929,687 (income) related to the debt features and warrants, respectively, to reflect the change in fair value of the derivative liability.

At each balance sheet date, we adjust the derivative financial instruments to their estimated fair value and analyze the instruments to determine their classification as a liability or equity. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative asset. For the three months ended March 31, 2006, the estimated value of the company's debt features decreased to $558,579 and the estimated fair value of the warrant liability increased to $443,743, thus the company recorded an "other income" item on the consolidated statement of operations for the change in fair value of the debt features of $279,288, of which $444,529 of income and $(165,241) of expense for the three months ended March 31, 2006. For the three months ended March 31, 2005, the estimated value of the company's debt features decreased to $1,603,282, thus the company recorded an "other income" item on the consolidated statement of operations for the change in fair value of the debt features of $1,744,131 for the three months ended March 31, 2005.


NOTE 3 - PROPERTY AND EQUIPMENT

 Property and equipment are made up of the following as of March 31, 2006:

 Equipment and machinery            $ 472,500
 Office equipment                   1,168,096
 Leasehold improvements                 9,959
 Accumulated depreciation            (663,373)
                                    ----------
                                    $ 987,182

The company purchased a software  license from a vendor for $100,000 during the
three months ended March 31, 2006.   The  life of the agreement has been valued
at 7 years for accounting purposes.


NOTE 4 - NOTES PAYABLE

NOTES PAYABLE - $1,875,000, NOVEMBER 2004

In November 2004, the Company issued $1,875,000 in principal amount of Notes to third parties. As part of the financing transaction, the Company issued warrants to purchase 3,125,000 shares of common stock at a per share purchase price of $0.30 per share.

The Notes accrue interest at a rate of prime + 3% per annum. The Notes are due and payable in November 2007. After a thorough review of the terms of the note and respective covenants, the company has determined the more conservative method of including the entire debt as a current liability on the balance sheet. The convertible note and warrant documents were filed in an 8-K by the Company on November 23, 2004. The Note was entered into pursuant to the terms of a subscription agreement between the Company and the Holder, which was also included in the 8-K filed on November 23, 2004. The $1,875,000 in proceeds from the financing transaction were allocated to the debt features and to the warrants based upon their fair values. After the latter allocations, there was $170,061 of remaining value to be allocated to the Note on the financial statements. The debt discount is being accreted using the effective interest method over the term of the note.

The value of the discount on the converted notes on the books is being accreted over the term of the note (three years). For the three months ended March 31, 2006, the Company accreted $144,720 of the debt discount related to these Notes.

WARRANTS ISSUED

The estimated fair value of the 3,125,000 warrants at issuance (11/11/2004) was $936,714 and has been classified as a derivative instrument and recorded as a liability on the Company's balance sheet in accordance with current authoritative guidance. The estimated fair value of the warrants was determined using the Black-Scholes option-pricing model with a closing price of $0.40, an exercise price of $0.30, a 5.0 year term, and a volatility factor of 89%. The model uses several assumptions including: historical stock price volatility
(utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In accordance with the provisions of SFAS No. 133, Accounting for Derivative Instruments, the Company is required to adjust the carrying value of the instrument to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of Other Income (Expense). The warrant derivative liability at March 31, 2006 was $419,607.

The recorded value of such warrants can fluctuate significantly based on fluctuations in the market value of the underlying securities of the issuer of the warrants, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the debt features provision (collectively, the features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they were required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

DEBT FEATURES

Pursuant to the terms of the Notes, these notes are convertible at the option of the holder, at anytime on or prior to maturity. There is an additional interest rate adjustment feature, a liquidated damages clause, a cash premium option, as well as the redemption option. The debt features represents an embedded derivative that is required to be accounted for apart from the underlying Notes. At issuance of the Notes (11/11/2004), the debt features had an estimated initial fair value of $768,225, which was recorded as a discount to the Notes and a derivative liability on the consolidated balance sheet. In subsequent periods, if the price of the security changes, the embedded derivative financial instrument related to the debt features will be adjusted to the fair value with the corresponding charge or credit to other expense or income.

Because the terms of the 2004 convertible note require such classification, the accounting rules required additional convertible notes and non-employee warrants to also be classified as liabilities, regardless of the terms of the new notes and / or warrants. This presumption has been made due to the company no longer having the control to physical or net share settle subsequent convertible instruments because it is tainted by the terms of the 2004 convertible notes. Were the 2004 convertible notes to not have contained those terms or even if the 2004 transaction were not entered into, it could have altered the treatment of the March 31, 2005 notes and the conversion features of the latter agreement may have resulted in a different accounting treatment from the liability classification. The March 31, 2005 note, as well as any subsequent convertible notes or warrants, will be treated as derivative liabilities until all such provisions are settled.

NOTES PAYABLE - $125,000, MARCH 2005

In March 2005, the Company issued $125,000 in principal amount of Notes to third parties. As part of the financing transaction, the Company issued warrants to purchase 300,000 shares of common stock at a per share purchase price of $0.50 per share. The Warrants shall be exercisable until five (5) years after the Issue Date of the Warrants.

The $125,000 in proceeds from the financing transaction were allocated to the conversion option, call option and to the warrants based upon their fair values. After the latter allocations, the company allocated $58,667 to the carrying value of the debt. That debt discount is being accreted using the effective interest method over the term of the note.

The value of the discount on the converted notes on the books is being accreted over the term of the note (three years). For the three months ended March 31, 2006, the Company accreted $10,533 of the debt discount related to these Notes.

WARRANTS ISSUED

The estimated fair value of the 300,000 warrants at issuance (3/31/2005) was $56,785 and has been classified as a derivative instrument and recorded as a liability on the Company's balance sheet in accordance with current authoritative guidance. The estimated fair value of the warrants was determined using the Black-Scholes option-pricing model. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability.

The recorded value of such warrants can fluctuate significantly based on fluctuations in the market value of the underlying securities of the issuer of the warrants, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

DEBT FEATURES

Pursuant to the terms of the Notes, these notes are convertible at the option of the holder, at anytime on or prior to maturity. There is an additional interest rate adjustment feature, a liquidated damages clause, a cash premium option, and the redemption option. The debt features represents an embedded derivative that is required to be accounted for apart from the underlying Notes. At issuance of the Notes (3/31/05), the debt features had an estimated initial fair value of $9,548, which was recorded as a discount to the Notes and a derivative liability on the consolidated balance sheet. In subsequent periods, if the price of the security changes, the embedded derivative financial instrument related to the debt features will be adjusted to fair value with the corresponding charge or credit to other expense or income. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability.

The significant fluctuations can create significant income and expense items on the financial statements of the company.

For the three months ended March 31, 2006:

 $ 451,131  income, decrease in value of 2004 derivative liability
  (157,519) expense, increase in value of 2004 warrant liability
  (  6,602) expense, increase in 2005 derivative liability
  (  7,722) income, decrease in value of 2005 warrant liability
 ----------
 $ 279,288 other income related to convertible debt


For the three months ended March 31, 2006, the company recorded $155,253 of interest expense related to the accretion of debt related to the convertible financing.

For the three months ended March 31, 2006:

 $144,720  of interest expense related to accretion of 2004
           convertible debt
   10,533  of interest expense related to accretion of 2005
           convertible debt
 --------
 $155,253  of interest expense related to convertible debt


NOTES PAYABLE - $200,000, MAY 2005

On May 18, 2005, the company received $200,000 in the form of a promissory note at 12% per year. The note does not specify a term for when it is due.

The balance of the carrying value of the convertible debt as of March 31, 2006 is:

$1,153,723  December 31, 2005 value of debt and accrued interest
   144,720  accretion of 2004 convertible debt
    10,533  accretion of 2005 convertible debt
    55,125  interest accrual on loan minus payments of interest
  --------
$1,364,101  March 31, 2006 carrying value of debt


The balance of the carrying value of the derivative liability as of March 31, 2006 is:

$1,003,106  December 31, 2005 value of derivative liability
(  451,131) income, decrease in value of 2004 derivative liability
     6,602  expense, increase in 2005 derivative liability
 ---------
$  558,579  March 31, 2006 value of derivative liability


The balance of the carrying value of the warrant liability as of March 31, 2006 is:

$ 278,502  December 31, 2004 value of warrant liability
  157,519  expense, increase in value of 2004 warrant liability
    7,722  income, decrease in 2005 warrant liability
---------
$ 443,743  March 31, 2006 value of warrant liability


NOTE 6 - STOCKHOLDERS' EQUITY

There were no issuances of stock during the three months ended March 31, 2006. The company cancelled 400,000 shares that had previously been issued for services and correspondingly removed the $200,000 of subscription receivable from the books.


NOTE 7 - RELATED PARTY TRANSACTIONS

As of March 31, 2006, the Company has an outstanding note payable to Murray Conradie, the Company's former CEO, in the amount of $2,000. This payable accrues interest at 1% monthly due on the first day of each month.


NOTE 8 - FOREIGN OPERATIONS

The company currently operates out of the United States, Costa Rica and the Dominican Republic. Management does not feel there is a currency risk or need to assess a foreign currency translation adjustment or other comprehensive income item as income and expense items are negotiated in the US dollar. The Company maintains their accountings records in U.S. dollars and all payments are made in US dollars. All debts and assets on the books of the company are valued based on US dollars and are not translated from a foreign currency amount. The Company currently coordinates all foreign operations, and supervision activities using part time employees, consultants and contract labor. Approximately 95% of the company's workforce is outside of the United States. Currently 100% of the company's clients are US based companies. Any resulting foreign exchange fluctuations do not affect the payment of employees, contract labor or off shore operations.



                             TABLE OF CONTENTS
                             -----------------

                                                                    PAGE
                                                                    ----

INDEPENDENT AUDITORS' REPORT:

     Independent Auditors Report - 2004 & 2005                      F-3


FINANCIAL STATEMENTS:

     Balance Sheets                                                 F-5

     Statements of Operations                                       F-6

     Statement of Changes in Stockholders' Equity                   F-7

     Statements of Cash Flows                                       F-8


NOTES TO FINANCIAL STATEMENTS:                                      F-9

Larry O'Donnell, CPA, P.C.
Telephone (303) 745-4545
2228 South Fraser Street
Unit 1
Aurora, Colorado 80014


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Datascension, Inc.
Las Vegas, Nevada


I have audited the accompanying balance sheets of Datascension, Inc., as of December 31, 2005 and 2004, and the related statements of loss, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Datascension, Inc. as of December 31, 2005 and 2004, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Larry O'Donnell, CPA, P.C.
March 20, 2006





                              DATASCENSION, INC.
                                BALANCE SHEETS
                                     AS OF
                    December 31, 2005 and December 31, 2004


ASSETS
                                                          AUDITED      AUDITED
                                                                       RESTATED
                                                          12/31/05     12/31/04
						       ------------ ------------
   CURRENT ASSETS:
Cash                                                   $    275,287 $   5 56,593
Accounts receivable                                       2,254,078    1,533,969
Prepaid expenses                                            114,749      186,306
Note receivable, related party                                    -            -
Investment in Century Innovations                           108,469      108,469
						       ------------ ------------
Current portion of notes receivable                               -            -
						       ------------ ------------
   TOTAL CURRENT ASSETS                                $  2,752,583 $  2,385,337

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED
   depreciation                                             936,859      681,346

   OTHER ASSETS:
Asset held for sale (see notes)                                   -    1,015,014
Website assets, net of amortization                           4,520        4,520
Deposits                                                     20,249       25,399
Goodwill                                                  1,692,782    1,692,782
						       ------------ ------------
   TOTAL OTHER ASSETS                                     1,717,551    2,737,715
						       ------------ ------------
TOTAL ASSETS                                           $  5,406,993 $  5,804,398
						       ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                       RESTATED
                                                          12/31/05     12/31/04
						       ------------ ------------
   CURRENT LIABILITIES:
Accounts payable                                       $    135,467 $    135,533
Accrued expenses                                          1,766,493    1,390,880
Notes payable, related party                                  9,000       60,038
Short term notes payable                                    200,000      121,742
Convertible debt                                          1,153,723      241,111
Derivative liability                                      1,003,106    2,408,178
Warrant Liability                                           278,502    1,785,877
Current portion of long-term notes payable                  104,402      116,207
						       ------------ ------------
   TOTAL CURRENT LIABILITIES                           $  4,650,694 $  6,259,566

  LONG-TERM DEBT



Long-term notes payable, net of current portion             139,885      103,548
						       ------------ ------------
  TOTAL LONG-TERM DEBT                                      139,885      103,548

  TOTAL LIABILITIES                                       4,790,579    6,363,114

   STOCKHOLDERS' EQUITY:
  Common stock:
Common stock, $0.001 par value, 200,000,000
   shares authorized; 17,482,221 and 16,257,290 shares
   issued, 17,386,388 and 16,161,457 outstanding at
   December 31, 2005 and 2004, respectively                 161,100      159,875
  Additional paid-in capital-common stock                11,563,045   11,029,295
   Preferred stock Series B:
Preferred stock, $0.001 par value, 10,000,000
shares authorized; 508,500 Series B shares
issued and outstanding at December 31, 2004                     506          506
  Additional paid-in capital-preferred Series B             481,994      481,994
  Subscriptions receivable                                 (296,875)    (119,063)
  Treasury stock, at cost; 95,833 at December 31, 2004     (134,388)    (134,388)
  Accumulated deficit                                   (11,158,968) (11,976,936)
						       ------------ ------------
TOTAL STOCKHOLDERS' EQUITY                                  616,414     (558,716)
						       ------------ ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $  5,406,993 $  5,804,398
						       ============ ============

                See accompanying notes to financial statements

                              DATASCENSION, INC.
                            STATEMENT OF OPERATIONS
                                FOR YEARS ENDED
                    December 31, 2005 and December 31, 2004

                                                  AUDITED     		AUDITED
                                                              		RESTATED
                                                  FOR THE     		FOR THE
                                                  YEAR ENDED  		YEAR ENDED
                                                  12/31/05     		2004
						  ------------		------------
REVENUE                                           $  9,752,935   	$  8,471,440

COST OF GOODS SOLD                                   7,633,641    	   7,071,784
						  ------------		------------
GROSS PROFIT                                         2,119,295    	   1,399,656

EXPENSES:
Selling, general and administrative               $  2,141,277   	$  2,430,666
Depreciation                                           190,530      	     270,893
Asset impairment                                             -      	     328,492
						  ------------		------------
TOTAL EXPENSES                                       2,331,807    	   3,030,051
						  ------------		------------
OPERATING INCOME                                      (212,512)  	  (1,630,395)

OTHER INCOME (EXPENSE):
Interest income                                            610          	 743
Forgiveness of debt                                      2,962       	      55,000
Other income                                             6,446       	      11,210
Interest expense                                      (313,421)    	    (216,507)
Other Income (Expense) related to convertible        2,978,779  	  (2,489,116)
Interest income (expense) related to convertible      (641,065)     	     (52,300)
						  ------------		------------
TOTAL OTHER INCOME                                   2,034,311  	  (2,690,970)
						  ------------		------------
NET INCOME (LOSS)                                 $  1,821,798 		$ (4,321,365)
						  ============		============
   DISCONTINUED OPERATIONS                        $	     - 		$ (1,731,001)

NET INCOME (LOSS) AFTER DISCONTINUED OPERATIONS   $  1,821,798 		$ (6,052,366)
						  ============		============
BASIC WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING                        18,145,903   	  15,671,867
						  ============		============
DILUTED WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING                        40,965,903   	  16,594,223
						  ============		============
BASIC NET INCOME PER SHARE                        $	  0.10      	$      (0.28)
						  ============		============
DILUTED NET INCOME PER SHARE                      $	  0.04      	$      (0.26)
						  ============		============
DISCONTINUED - BASIC                              $	     -      	$      (0.11)
						  ============		============
NET INCOME AFTER DISCONTINUED - BASIC             $	  0.10      	$      (0.39)
						  ============		============
DISCONTINUED - DILUTED                            $	     -      	$      (0.10)
						  ============		============
NET INCOME AFTER DISCONTINUED - DILUTED           $	  0.04     	$      (0.36)
						  ============		============

                See accompanying notes to financial statements

                               DATASCENSION Inc.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                FOR YEARS ENDED
                    December 31, 2005 and December 31, 2004
				AUDITED

                                Common         Common        Additional    Preferred-A      Preferred      Preferred
                                Stock          Stock         Paid-in       Add. Paid        Stock Shares   Stock
                                Shares         Amount        Capital       In Capital       Series B       Series B
				-----------    ---------     ------------  -----------	    -----------	   ---------

Balance at December 31, 2003    150,552,069    $ 150,551.79  $ 10,802,059  $	    (0)         508,500          509

Prior period adjustment

Sale of Stock                     1,875,000        1,875           73,125            -                -            -

Settlement of Series B              500,000          500           25,500            -           (2,600)        (2.6)

Distribution / Sale of Nutek              -            -                -            -                -            -
Oil Ownership

Adjustment for Preferred          3,950,000        3,950           (3,950)           -                -            -
Converted

Additional shares issued          1,100,000        1,100            9,400            -                -            -
related to prior contract

Additional cost for dialers         520,833          521            7,812            -                -            -

Investment not recorded in          225,000          225                -            -                -            -
prior qtr

Issuances for Services              850,000    $     850     $    115,350

Reverse Stock Split - Balance    15,957,290    $ 159,575     $ 11,029,295  $	    (0)         505,900     $	 506

Issuances for Services              300,000          300

Distribution of Century
Innovations

Century no longer
consolidated

Write down of assets

Move receivable to subscribed
stock

Net Profit for Year
Ended December 31, 2004                   -            -                -            -                -            -
				-----------    ---------     ------------  -----------	    -----------	   ---------
Balance at December 31, 2004     16,257,290    $ 159,875     $ 11,029,295  $	    (0)         505,900    $	 506
				===========    =========     ============  ===========	    ===========	   =========
Stock issued for services           950,000    $     950          474,050

Settlement and Distribution
of Nutek Oil

Settlement of subscribed
stock

Stock issued for services           300,000    $     300      $	   59,700

Rounding error                      (25,069)   $     (25)

Net Profit for Year
Ended December 31, 2005                   -            -                -            -                -            -
				-----------    ---------     ------------  -----------	    -----------	   ---------
Balance at December 31, 2005     17,482,221    $ 161,100     $ 11,563,045  $	     -          505,900    $	 506
				===========    =========     ============  ===========	    ===========	   =========



                                Preferred-B                                 Non-Controlling
                                Add. Paid       Treasury      Subscribed    Interest            Income         Total
                                In Capital      Stock         Stock         In Subsidiary       Deficit        Equity
				-----------	----------    -----------   ---------------	------------   ------------

Balance at December 31, 2003    $   507,992 	$ (134,388)   $  (153,750)  $	    311,136 	$ (5,190,486)  $  6,293,623

Prior period adjustment                                                                        	     219,709        219,709

Sale of Stock                             -              -              -                 -                -         75,000

Settlement of Series B              (25,997)             -              -                 -                -              -

Distribution / Sale of Nutek              -              -              -          (311,136)         (83,708)      (394,844)
Oil Ownership

Adjustment for Preferred                  -              -              -                 -                -              -
Converted

Additional shares issued                  -              -              -                 -                -         10,500
related to prior contract

Additional cost for dialers               -              -              -                 -                -          8,333

Investment not recorded in                -              -              -                 -                -            225
prior qtr

Issuances for Services                                                                                       	    116,200

Reverse Stock Split - Balance    $  481,994     $ (134,388)   $  (153,750)   $		  0     $ (5,054,485)  $  6,212,546

Issuances for Services                                                                                           	300

Distribution of Century                                                                      	    (976,221)      (976,221)
Innovations

Century no longer                                                                              	     106,137        106,137
consolidated

Write down of assets                                              153,750                                      	    153,750

Move receivable to subscribed                                    (119,063)                                    	   (119,063)
stock

Net Profit for Year
Ended December 31, 2004                   -              -              -                 -       (6,052,366)	 (6,052,366)
				-----------	----------    -----------   ---------------	------------   ------------

Balance at December 31, 2004    $   481,994 	$	 -    $  (134,388)  $	   (119,063)    $(11,976,936)  $   (674,917)
				===========	==========    ===========   ===============	============   ============

Stock issued for services                                     $  (475,000)                                            	  -

Settlement and Distribution                                                                	  (1,003,831)	 (1,003,831)
of Nutek Oil

Settlement of subscribed                                      $   297,188                                      	    297,188
stock

Stock issued for services                                                                                     	     60,000

Rounding error                                                                                                  	(25)

Net Profit for Year
Ended December 31, 2005                   -              -              -                 -        1,821,798      1,821,798
				-----------	----------    -----------   ---------------	------------   ------------

Balance at December 31, 2005    $   481,994 	$ (134,388)   $  (296,875)  $		  0 	$(11,158,968)  $    500,213
				===========	==========    ===========   ===============	============   ============

                See accompanying notes to financial statements

                               DATASCENSION Inc.
                            STATEMENT OF CASH FLOWS
                                FOR YEARS ENDED
                    December 31, 2005 and December 31, 2004

                                                          AUDITED           	AUDITED
                                                                            	RESTATED
                                                     	  FOR THE YEAR		FOR THE YEAR
							  ENDED			ENDED
							  12/31/05          	12/31/04
							  ------------		------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                $  1,821,798    	$ (6,052,366)
Adjustments to reconcile net income to net
cash provided by operating activities:
    Issued for services                                         60,000               135,333
    Discontinued operations / impairment of assets                   -             1,688,070
    Impairment of assets                                             -               328,492
    Noncash expenses associated with convertible debt                -             2,489,116
Change in warrant liability                                 (1,507,375)              936,714
Change in derivative liability                              (1,405,072)              768,225
Depreciation and amortization                                  190,530               270,893
 (Decrease) in asset held for sale                           1,015,014                     -
 Distribution of asset held for sale                        (1,003,831)                    -
(Decrease) Increase in contingent liabilities                        -              (338,461)
 Forgiveness of debt                                                 -               (55,000)
(Increase) Decrease in accounts receivable                    (720,108)             (446,275)
Increase in prepaid expenses                                   110,596                 8,317
Increase in deposits                                             5,150                26,493
Decrease in accounts payable                                       (66)             (142,489)
Decrease in accrued expenses                                   375,613             1,208,503
							  ------------		------------
NET CASH USED BY OPERATING ACTIVITIES                     $ (1,057,750)         $    825,565

CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) Decrease in notes receivable                              -                 7,050
Purchase of property and equipment                            (485,119)             (219,996)
							  ------------		------------
Purchase of intangible assets                                        -                     -
							  ------------		------------
NET CASH USED BY INVESTING ACTIVITIES                         (485,119)             (212,946)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in notes payable                                      102,800               222,899
Increase (Decrease) in related party payable                   (51,038)             (268,502)
Increase (Decrease) in convertible debt                        912,612               241,111
Increase (Decrease) in stock subscriptions                     297,188                     -
Issuance of common stock                                             -                75,225
(Decrease) Increase in line of credit                                -              (449,650)
							  ------------		------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                    1,261,563              (178,917)
							  ------------		------------
NET INCREASE IN CASH                                          (281,307)              433,702

BALANCE, BEGINNING                                             556,593               122,891
							  ------------		------------
BALANCE, ENDING                                           $    275,286          $    556,593
							  ============		============
INTEREST PAID                                             $     68,765          $     97,728
							  ============		============
TAXES PAID                                                $	     -          $          -
							  ============		============

                See accompanying notes to financial statements

                              DATASCENSION, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - HISTORY AND ORGANIZATION OF THE COMPANY

Datascension, Inc. (formerly known as Nutek, Inc.) was incorporated in August 1991 under the laws of the State of Nevada as Nutek, Inc. (the "Company") and is engaged in the market research industry.

Datascension International, Inc. and related assets were purchased on September 27, 2001 for $2,200,000 using company shares at fair market value. Datascension International, Inc. is a premier data solutions company representing a unique expertise in the collecting, storage, processing, and interpretation of data. During 2002, Datascension International, Inc. expanded operations into Costa Rica.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
The Company's policy is to prepare the financial statements on the accrual basis of accounting. The fiscal year end is December 31.

Cash and Cash Equivalents
Cash and cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.

Investments and Marketable Securities
The Company has adopted FASB No. 115. Equity securities are classified as available for sale and reported at fair value.

Investments are recorded at the lower of cost or market. Any reductions in market value below cost are shown as unrealized losses in the consolidated statement of operations.

Consolidation Policy
The accompanying consolidated financial statements include the accounts of Datascension, Inc. and Datascension International, Inc. All significant inter-company balances and transactions have been eliminated.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions which affect the reported amounts of assets and liabilities as of the date of the financial statements and revenues and expenses for the period reported. Actual results may differ from these estimates.

Comprehensive Income
Statements of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130), requires that total comprehensive income be reported in the financial statements. The Company does not have any items considered to be other comprehensive income for the year ended December 31, 2004.

Fixed Assets
Fixed assets are stated at cost. Expenditures that materially increase the life of the assets are capitalized. Ordinary maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and the related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is recognized at that time.

Depreciation is computed primarily on the straight-line method for financial statement purposes over the following estimated useful lives:

           Computer equipment           5 years
           Furniture and fixtures       7 years
           Office equipment             5 years
           Equipment and machinery      20 years

All assets are booked at historical purchase price and there is no variance between book value and the purchase price.

Revenue Recognition
We recognize revenues when survey data when the work is completed (survey completed) in accordance with the terms of our agreements. Research products are delivered within a short period, generally ranging from a few days to approximately eight weeks. Billings rendered in advance of services being performed, as well as customer deposits received in advance, are recorded as a current liability included in deferred revenue. We are required to estimate contract losses, if any, and provide for such losses in the period they are determined and estimable. We do not believe that there are realistic alternatives to our revenue recognition policy given the short period of service delivery and the requirement to deliver completed surveys to our customers. We do not believe there is significant risk of recognizing revenue prematurely since our contracts are standardized, the earnings process is short and no single project accounts for a significant portion of our revenue.

Intangible Assets
The Company has adopted SFAS No. 142, "Goodwill and Other Intangible Assets", which requires that goodwill and other indefinite lived intangible assets are no longer amortized, but reviewed annually, or sooner if deemed necessary, for impairment.

Net Income Per Share
Basic net income per share is computed using the weighted average number of shares of common stock outstanding for the period end. The net income (loss) for the period end is divided by the weighted average number of shares outstanding for that period to arrive at net income per share.

Diluted net income per share reflects the potential dilution that could occur if the securities or other contracts to issue common stock were exercised or converted into common stock.

Compensated Absences
The Company has made no accrual for vacation or sick pay because the Company does not provide for these benefits.

Advertising
Advertising costs are expensed when incurred. Advertising for the year ended December 31, 2005 amounted to $3,210.

Research and Development
The Company expenses its research and development in the periods incurred.

Concentrations of Credit Risk
Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

The  Company operates in  one  segment,  the  market  research  industry.   The
majority of the Company's customers are located within the United States of America.

During the year ended December 31, 2005, the Company had three major clients which accounted for 20%, 13% and 11%, respectively, of the sales for the year. Management does not believe the loss of these clients would materially affect the ability to conduct and sell market research.

Recently Issued Accounting Pronouncements

FASB Interpretation 46R "Consolidation of Variable Interest Entities", as revised (FIN 46R), requires that variable interest entities created before December 31, 2003 be consolidated during the first interim period beginning after December 15, 2003. Management does not believe this pronouncement will have a material effect on the financial statements of the company.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs an amendment of ARB No. 43, Chapter 4." This Statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted materials. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe this pronouncement will have a material effect on the financial statements of the company.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67." This Statement references the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA
Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions." This Statement also states that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management does not believe this pronouncement will have a material effect on the financial statements of the company.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29." This Statement eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect application of SFAS No. 153 to have a material affect on its financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principles, unless this would be impracticable. The statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.


Accounts Receivable
Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance have not been material to the financial statements.

Stock Based Compensation
The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the year ended December 31, 2005 and 2004:


                                                  2005        	     2004
					      -----------	------------
      Net income (loss), as reported          $ 1,821,798 	$ (6,052,366)
      Add:  Stock-based employee
           compensation expense
          included in reported loss,
          net of related tax effects                   --           	  --
      Deduct:  Total stock-based employee
          Compensation expense determined
          under fair value based methods
          for all awards, net of related
          tax effects                                  --  	    (202,991)
					      -----------	------------
        Pro forma net loss                    $ 1,821,798 	$ (6,255,357)
					      ===========	============
        Net income (loss) per common share:
           Basic per share,
              as reported                     $      0.10    	$      (0.39)
					      ===========	============
           Fully diluted per share,
              as reported                     $      0.04 	$      (0.36)
					      ===========	============
           Basic per share, pro forma         $      0.10  	$      (0.40)
					      ===========	============
           Fully diluted per share, pro forma $      0.04 	$      (0.38)
					      ===========	============

There were no  stock  options granted for the year ended December 31, 2005. See
Note 4 and Note 5. For the options granted in November 2004, the company used the exercise price of $0.30, the fair market value of $0.40 per share, a 5 year term, and 25% volatility to determine the value of the options.


Convertible Debt Financing and Derivative Liabilities

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the holder's conversion right provision, interest rate adjustment provision, liquidated damages clause, cash premium option, and the redemption option (collectively, the debt features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they were required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

During the year ended December 31, 2005, we recorded an other income item of $2,978,779, of which, $1,414,618 and $1,564,160 related to the debt features and warrants, respectively, to reflect the change in fair value of the derivative liability. During the year ended December 31, 2004, we recorded an other expense item of $2,489,116, of which, $1,639,953 (expense) and $849,163 (expense) related to the debt features and warrants, respectively, to reflect the change in fair value of the derivative liability.

At each balance sheet date, we adjust the derivative financial instruments to their estimated fair value and analyze the instruments to determine their classification as a liability or equity. As of December 31, 2005, the estimated fair value of our derivative liability was $1,003,106, as well as a warrant liability of $278,502. As of December 31, 2004, the estimated fair value of our derivative liability was $2.41 million, as well as a warrant liability of $1.79 million. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model. The model uses several assumptions including: historical stock price volatility
(utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative asset. In valuing the debt features at December 31, 2005, the company used the closing price of $0.24 and the exercise price of $0.30 for the 3,125,000 and $0.50 for the 300,000 warrants. For the year ended December 31, 2005, due in part to an decrease in the market value of the Company's common stock to $0.24 from $0.65 at December 31, 2004, the Company recorded an "other income" item on the consolidated statement of operations for the change in fair value of $2,978,779. At December 31, 2005, the estimated fair value of the derivative liability was approximately $1 million. In valuing the debt features at December 31, 2004, the company used the closing price of $0.65 and the exercise price of $0.30. For the year ended December 31, 2004, due in part to an increase in the market value of the Company's common stock to $0.65 from $0.40 at issuance, the Company recorded an "other expense" item on the consolidated statement of operations for the change in fair value of $1,639,953. At December 31, 2004, the estimated fair value of the debt features was approximately $2,408,178.


NOTE 3 - PROPERTY AND EQUIPMENT

      Property and equipment are made up of the following as of December 31, 2005:

           Equipment and machinery     $      472,500
           Office equipment                 1,068,096
           Leasehold improvements               9,959
           Accumulated depreciation          (613,696)
				       --------------
                                       $      936,859
				       ==============

NOTE 4 - NOTES PAYABLE

NOTES PAYABLE - $1,875,000, NOVEMBER 2004

In November 2004, the Company issued $1,875,000 in principal amount of Notes to third parties. As part of the financing transaction, the Company issued warrants to purchase 3,125,000 shares of common stock at a per share purchase price of $0.30 per share.

The Notes accrue interest at a rate of prime + 3% per annum. The Notes are due and payable in November 2007. After a thorough review of the terms of the note and respective covenants, the company has determined the more conservative method of including the entire debt as a current liability on the balance sheet. The convertible note and warrant documents were filed in an 8-K by the Company on November 23, 2004. The Note was entered into pursuant to the terms of a subscription agreement between the Company and the Holder, which was also included in the 8-K filed on November 23, 2004.

Interest payable on this Note shall accrue at the "prime rate" published in The Wall Street Journal from time to time, plus three percent (3%). The Interest Rate shall not be less than eight percent (8%). Interest shall be calculated on a 360 day year. Interest on the Principal Amount shall be payable monthly, commencing 120 days from the closing and on the first day of each consecutive calendar month thereafter (each, a "Repayment Date") and on the Maturity Date.

Amortizing payments of the outstanding Principal Amount of this Note shall commence on the first (1st) Repayment Date and shall recur on each succeeding Repayment Date thereafter until the Principal Amount has been repaid in full. On each Repayment Date, the Company should make payments to the Holder in the amount of one- thirty-second (1/32nd) of the initial Principal Amount (the "Monthly Principal Amount"), together with any accrued and unpaid interest plus any and all other amounts which are then owing under this Note that have not been paid (the Monthly Principal Amount, together with such accrued and unpaid interest and such other amounts, collectively, the "Monthly Amount"). Any Principal Amount that remains outstanding on the Maturity Date shall be due and payable upon maturity.

Following the occurrence and during the continuance of an Event of Default (as discussed in the Note), the annual interest rate on the Note shall automatically be increased by two percent (2%) per month until such Event of Default is cured.

The Holder shall convert into shares of Common Stock all at the Fixed Conversion Price or the maximum portion of the Monthly Amount due on each Repayment Date provided that the average closing price of the Common Stock for the twenty (20) consecutive trading days immediately preceding such Repayment Date shall be greater than or equal to 15% above the Fixed Conversion Price ("Conversion Criterion"). The Monthly Amount due on a Repayment Date that is not converted shall be paid by the Company (i) in cash at the rate of 104% of such Monthly Amount otherwise due, or (ii) in registered, unlegended, free-trading Common Stock at an applied conversion rate equal to eighty-five percent (85%) of the average of the five (5) lowest closing bid prices for the preceding twenty (20) trading days.

The Notes also provide for liquidated damages on the occurrence of several events.

As compensation to the Subscriber, the Company agrees to pay (as liquidated damages and not as a penalty) $100 per business day after the Delivery Date for each $10,000 of Note principal amount being converted of the corresponding Shares which are not timely delivered.

An additional liquidating damages provision states that if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if seven (7) business days after the Delivery Date the Subscriber purchases shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber was entitled to receive upon such conversion (a "BUY-IN"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

Additionally, if the Company is unable to deliver to the holder of Registrable Securities, then as Liquidated Damages, an amount equal to two percent (2%) for each thirty (30) days or part thereof, thereafter of the Purchase Price of the Notes remaining unconverted and purchase price of Shares issued upon conversion of the Notes. The Company must pay the Liquidated Damages in cash or an amount equal to two hundred percent of such cash Liquidated Damages if paid in additional shares of registered unlegended free-trading shares of Common Stock. Such Common Stock shall be valued at a per share value equal to 85% of the average of the five (5) lowest closing bid prices of the Common Stock for the twenty (20) trading days preceding the first day of each thirty (30) day or shorter period for which Liquidated Damages are payable. As of December 31, 2005, no liquidating damages have been incurred by the company.

Redemption Option - The Company will have the option of prepaying the outstanding Principal Amount ("Optional Redemption"), in whole or in part, by paying to the Holder a sum of money equal to one hundred twenty percent (120%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon

Debt features. The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, into shares of Common Stock.

The $1,875,000 in proceeds from the financing transaction were allocated to the debt features and to the warrants based upon their fair values. After the latter allocations, there was $170,061 of remaining value to be allocated to the Note on the financial statements.

The debt discount is being accreted using the effective interest method over the term of the note.

The value of the discount on the converted notes on the books is being accreted over the term of the note (three years). For the years ended December 31, 2005 and 2004, the Company accreted $604,608 and $52,300, respectively, of debt discount related to the Notes.

WARRANTS ISSUED

The estimated fair value of the 3,125,000 warrants at issuance (11/11/2004) was $936,714 and has been classified as a derivative instrument and recorded as a liability on the Company's balance sheet in accordance with current authoritative guidance. The estimated fair value of the warrants was determined using the Black-Scholes option-pricing model with a closing price of $0.40, an exercise price of $0.30, a 5.0 year term, and a volatility factor of 89%. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk - free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In valuing the warrants at December 31, 2004, the company used the closing price of $0.65, the exercise price of $0.30, a 4.88 year remaining term, and a volatility of 116% In accordance with the provisions of SFAS No. 133, Accounting for Derivative Instruments, the Company is required to adjust the carrying value of the instrument to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of Other Income (Expense). The warrant derivative liability at December 31, 2004, had increased to a fair value of $1,785,877, due in part to an increase in the market value of the Company's common stock to $0.65 from $0.40 at issuance, which resulted in an "other expense" item of $849,163 on the Company's books. For the year ended December 31, 2005, the warrant derivative liability had decreased to a value of $262,088, due in part to a decrease in the market value of the Company's common stock to $0.24 from $0.65 at December 31, 2004, which resulted in an "other income" item of $1,523,789 for the year ended December 31, 2005. The company used a closing price of $0.24, an exercise price of $0.30, a 3.88 years remaining term, and a 50% volatility factor.

The recorded value of such warrants can fluctuate significantly based on fluctuations in the market value of the underlying securities of the issuer of the warrants, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the debt features provision (collectively, the features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they were required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

DEBT FEATURES

Pursuant to the terms of the Notes, these notes are convertible at the option of the holder, at anytime on or prior to maturity. There is an additional interest rate adjustment feature, a liquidated damages clause, a cash premium option, as well as the redemption option. The debt features represents an embedded derivative that is required to be accounted for apart from the underlying Notes. At issuance of the Notes (11/11/2004), the debt features had an estimated initial fair value of $768,225, which was recorded as a discount to the Notes and a derivative liability on the consolidated balance sheet. In subsequent periods, if the price of the security changes, the embedded derivative financial instrument related to the debt features will be adjusted to the fair value with the corresponding charge or credit to other expense or income. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model with a closing price of $0.40, an exercise price of $0.30, a 3.0 year term, and a volatility factor of 89%. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In valuing the debt features at December 31, 2004, the company used the closing price of $0.65 and the exercise price of $0.30, 2.88 year remaining term, and a volatility of 116%. For the year ended December 31, 2004, due in part to an increase in the market value of the Company's common stock to $0.65 from $0.40 at issuance, the Company recorded an "other expense" on the consolidated statement of operations for the change in fair value of the debt features of approximately $1,639,953. At December 31, 2004, the estimated fair value of the debt features was approximately $2,408,178. For the year ended December 31, 2005, the estimated value of the debt features decreased to $975,928, thus the company recorded an "other income" item on the consolidated statement of operations for the change in fair value of the debt features related to these notes of $1,432,250 for the year ended December 31, 2005.

The recorded value of the debt features related to the Notes can fluctuate significantly based on fluctuations in the fair value of the Company's common stock, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

Pursuant to the terms of the Notes, the Company has the option of prepaying the outstanding Principal Amount in whole or in part, by paying to the Holder a sum of money equal to one hundred twenty percent (120%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due.

Because the terms of the 2004 convertible note require such classification, the accounting rules required additional convertible notes and non-employee warrants to also be classified as liabilities, regardless of the terms of the new notes and / or warrants. This presumption has been made due to the company no longer having the control to physical or net share settle subsequent convertible instruments because it is tainted by the terms of the 2004 convertible notes. Were the 2004 convertible notes to not have contained those terms or even if the 2004 transaction were not entered into, it could have altered the treatment of the March 31, 2005 notes and the conversion features of the latter agreement may have resulted in a different accounting treatment from the liability classification. The March 31, 2005 note, as well as any subsequent convertible notes or warrants, will be treated as derivative liabilities until all such provisions are settled.

NOTES PAYABLE - $125,000, MARCH 2005

In March 2005, the Company issued $125,000 in principal amount of Notes to third parties. As part of the financing transaction, the Company issued warrants to purchase 300,000 shares of common stock at a per share purchase price of $0.50 per share. The Warrants shall be exercisable until five (5) years after the Issue Date of the Warrants.

The Notes accrue interest at a rate 12% per annum. The Notes are due and payable in March 2007. After a thorough review of the terms of the note and respective covenants, the company has determined the more conservative method of including the entire debt as a current liability on the balance sheet.

Interest shall be calculated on the basis of a 360 day year. Interest on the Principal Amount shall be payable monthly, in arrears, commencing the first day of the month after 120 days from the closing and on the first day of each consecutive calendar month thereafter (each, a "Repayment Date") and on the Maturity Date, whether by acceleration or otherwise.

Redemption Option - The Company will have the option of prepaying the outstanding Principal Amount ("Optional Redemption"), in whole or in part, by paying to the Holder a sum of money equal to one hundred twenty percent (120%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon

Holder's Conversion Rights. The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, into shares of Common Stock.

The $125,000 in proceeds from the financing transaction were allocated to the conversion option, call option and to the warrants based upon their fair values. After the latter allocations, the company allocated $58,667 to the carrying value of the debt. That debt discount is being accreted using the effective interest method over the term of the note.

The value of the discount on the converted notes on the books is being accreted over the term of the note (three years). For the year ended December 31, 2005, the Company accreted $36,457 of the debt discount related to these Notes.

WARRANTS ISSUED

The estimated fair value of the 300,000 warrants at issuance (3/31/2005) was $56,785 and has been classified as a derivative instrument and recorded as a liability on the Company's balance sheet in accordance with current authoritative guidance. The estimated fair value of the warrants was determined using the Black-Scholes option-pricing model. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk- free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In valuing the warrants at March 31, 2005, the company used the closing price of $0.50, the exercise price of $0.50, a 5 year term, and a 37% volatility factor. In accordance with the provisions of SFAS No. 133, Accounting for Derivative Instruments, the Company is required to adjust the carrying value of the instrument to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of Other Income (Expense). For the year ended December 31, 2005, the warrant liability had decreased to a value of $16,414, due in part to a decrease in the market value of the Company's common stock to $0.24 from $0.50 at March 31, 2005, which resulted in an "other income" item of $40,372. The company used aclosing price of $0.24, an exercise price of $0.50, a 4.25 year remaining term, and a 50% volatility factor.

The recorded value of such warrants can fluctuate significantly based on fluctuations in the market value of the underlying securities of the issuer of the warrants, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the holder's conversion right provision, interest rate adjustment provision, liquidated damages clause, cash premium option, and the redemption option (collectively, the debt features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the debt features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they were required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

DEBT FEATURES

Pursuant to the terms of the Notes, these notes are convertible at the option of the holder, at anytime on or prior to maturity. There is an additional interest rate adjustment feature, a liquidated damages clause, a cash premium option, and the redemption option. The debt features represents an embedded derivative that is required to be accounted for apart from the underlying Notes. At issuance of the Notes (3/31/05), the debt features had an estimated initial fair value of $9,548, which was recorded as a discount to the Notes and a derivative liability on the consolidated balance sheet. In subsequent periods, if the price of the security changes, the embedded derivative financial instrument related to the debt features will be adjusted to fair value with the corresponding charge or credit to other expense or income. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In valuing the debt features at March 31, 2005, the company used the closing price of $0.50, the exercise price of $0.50, a 2.0 year term, and a 37% volatility factor. For the year ended December 31, 2005, the estimated value of the debt features increased to $27,180, thus the company recorded an "other expense" item on the consolidated statement of operations for the change in fair value of the debt features of $17,632.

The recorded value of the debt features related to the Notes can fluctuate significantly based on fluctuations in the fair value of the Company's common stock, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

The significant fluctuations can create significant income and expense items on the financial statements of the company.

For the year ended December 31, 2005, we recorded an other income item of $2,978,779, of which $1,432,250 of other income related to the decrease in value of the debt features on the $1.875 million convertible note, $1,523,789 of other income related to the decrease in warrant liability related to the warrants granted in November 2004 to the holder's of the $1.875 million convertible note, $40,372 of other income item related to the decrease in warrant liability on the warrants granted to the holders of the March 2005 $125,000 convertible note, and finally $17,632 of other expense related to an increase in value of the derivative liability related to the debt features of the March 2005 $125,000 convertible note.

A tabular reconciliation of this adjustment follows:

For the year ended December 31, 2005:

  $1,432,250 income, decrease in value of 2004 derivative liability
   1,523,789 income, decrease in value of 2004 warrant liability
     (17,632) expense, increase in 2005 derivative liability
      40,372 income, decrease in value of 2005 warrant liability
  ----------
  $2,978,779 other income related to convertible debt


For the year ended December 31, 2005, the company recorded $641,065 of interest expense related to the accretion of debt related to the convertible financing.

For the year ended December 31, 2005:

     $604,608 of  interest  expense  related  to  accretion of 2004 convertible debt
       36,457 of interest expense related  to accretion of 2005
              convertible debt
     --------
     $641,065 of interest expense related to convertible debt


NOTES PAYABLE - $200,000, MAY 2005

On May 18, 2005, the company received $200,000 in the form of a promissory note at 12% per year. The note does not specify a term for when it is due.


The balance of the carrying value of the convertible debt as of December 31, 2005 is:


$  241,111  December 31, 2004 value
   604,608  accretion of 2004 convertible debt
    58,667  original carrying value on 2005 convertible debt
    36,457  accretion of 2005 convertible debt
   213,630  interest accrual on loan minus payments of interest
----------
$1,153,723  December 31, 2005 carrying value of debt


The balance of the carrying value of the derivative liability as of December 31, 2005 is:


$ 2,408,178  December 31, 2004 value of derivative liability
 (1,432,250) income, decrease in value of 2004 derivative liability
      9,548  original carrying value on 2005 derivative liability
     17,632  expense, increase in 2005 derivative liability
         (2) rounding
-----------
$ 1,003,106  December 31, 2005 value of derivative liability


The balance of the carrying value of the warrant liability as of December 31, 2005 is:


$ 1,785,877  December 31, 2004 value of warrant liability
 (1,523,789) income, decrease in value of 2004 warrant liability
     56,785  original carrying value on 2005 warrant liability
    (40,371) income, decrease in 2005 warrant liability
-----------
$   278,502  December 31, 2005 value of warrant liability


NOTE 5 - STOCKHOLDERS' EQUITY

Common stock:

During the fiscal year ended December 31, 2005, the Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933 as follows:

On March 31, 2005, 500,000 shares of restricted common stock valued at $.50 per share were issued pursuant to a consulting agreement in connection with which we are to receive certain investor relations services. The shares have been issued for a two year contract which can be cancelled after the first year and 50% of the shares returned. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 31, 2005, 300,000 shares of restricted common stock valued at $.50 per share were issued pursuant to a consulting agreement in connection with which we are to receive certain investor relations services. The shares have been issued for a two year contract which can be cancelled after the first year and 50% of the shares returned. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 31, 2005, DSEN issued a $125,000 Convertible Debenture, pursuant to a Securities Purchase Agreement (the "Agreement") to the Longview Fund LP. In addition, DSEN issued a common stock purchase warrant to purchase 300,000 post reverse shares of DSEN common stock at an exercise price of $.50 per share. The issuance of these securities was in a transaction deemed to be exempt under
Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the investors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment as well as accredited investors. (See Note 4)

On March 31, 2005, 50,000 shares of restricted common stock valued at $.50 per share were issued pursuant to a consulting agreement in connection with which we are to receive certain investor relations services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 31, 2005, 100,000 shares of restricted common stock valued at $.50 per share were issued pursuant to an employee in connection with his employment agreement which offered the executive a 100,000 share signing bonus. The issuance of these securities was in a transaction deemed to be exempt under
Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

During the fourth quarter of 2005, 300,000 shares of restricted common stock valued $0.20 per share were issued pursuant to a consulting agreement for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

A rounding error of 25,069 shares was discovered during our year end audit and an adjustment has been made to the financial statements.

All of these transactions were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of the exemptions provided under section 4(2) was available because:

  - The transfer or issuance did not involve underwriters, underwriting discounts or commissions;
  - The shares were purchased for investment purposes without a view to distribution;
 -  A restriction on transfer legend was  placed on  all  certificates  issued;
 -  The distributions did not involve general solicitation or advertising; and,
 - The distributions were made only to insiders, accredited investors or investors who were sophisticated enough to evaluate the risks of the investment. Each shareholder was given access to all information about our business and the opportunity to ask questions and receive answers about our business from our management prior to making any investment decision.


Options / Warrants

During the year ended December 31, 2005, there were no options or warrants issued to employees.

During the year ended December 31, 2005, there were 300,000 warrants issued related to the convertible debt incurred at March 31, 2005.

See Note 1 and Note 4 Convertible Notes.


NOTE 6 - NOTES PAYABLE

The Company has entered into agreements for long-term notes payable. Long-term notes payable consists of the following at December 31, 2005:

Note payable to a vendor, monthly payments of $348
inclusive of 7% annual interest through September 2006,
secured by equipment.                                	$     5,715



Note payable to a vendor, monthly payments
of $7,375 inclusive of 10.83% annual interest through
December 2007, secured by equipment.                        238,572
							-----------
                                                            244,287
Less current portion                                       (104,402)
							-----------
                                                   	$   139,885
							===========

Principal maturities are as follows:

      Twelve months ended December 31,
                       2006  $    33,893
                       2007       65,530
			     -----------
                             $    99,423
			     ===========

Additionally, the company has the following short term notes payable as of December 31, 2005.

      Dell Financial Services $   1,966
      Wells Fargo Credit Card    45,492
      Advanta Credit Card         9,579
                              ---------
           Total                 57,037


NOTE 7 - INCOME TAXES

Deferred income taxes result from timing differences in the recognition of expense for tax and financial statement purposes. Statements of Financial Accounting Standards No. 109 "Accounting for Income Taxes", (SFAS 109) requires deferred tax liabilities or assets at the end of each period to be determined using the tax rate expected to be in effect when taxes are actually paid or recovered. The sources of those timing differences and the current tax effect of each were as follows:

                                                       Year Ended
                                           	   December 31, 2005
						   -----------------
           Depreciation and amortization     		$      7,768
           Net operating loss carry forward          	       6,365
           Valuation allowance                     	     (14,133)
							------------
                                             		$          -
							============
The components of the net deferred tax asset at December 31, 2005 under SFAS 109 are as follows:

           Depreciation and amortization     		$  1,000,531
           Net operating loss carryforward     		  (1,288,138)
           Valuation allowance                     	     287,607
							------------
                                             		$          -
							============

Reconciliations between the actual tax expense and the amount computed by applying the U.S. Federal Income Tax rate to income before taxes are as follows:






                                               		     Percent of
                                             Year Ended        Pretax
                                         December 31, 2005     Income
					 -----------------   ----------
           Expected                      $     14,133            34%
           Valuation allowance                (14,133)          (34%)
					 ------------		----
           Actual expense                $          -             0%
					 ============		====

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The Company has $135,467 in accounts payable and approximately $1,766,494 in accrued payroll costs for the operations of the California, Costa Rica, and Dominican Republic location as of December 31, 2005.

NOTE 9 - RELATED PARTY TRANSACTIONS

As of December 31, 2005, the Company has an outstanding note payable to Scott Kincer, the Company's COO, in the amount of $3,000. This payable accrues interest at 1% monthly due on the first day of each month.

NOTE 10 - CONTINGENCIES AND COMMITMENTS

Leases
The Company is committed under several non-cancelable lease agreements for office space with various termination dates through 2011.

At December 31, 2004, aggregate future minimum payments under these leases, are as follows:

                 Twelve months ended December 31,
           2006                         $     133,259
           2007                               105,773
           2008                               105,773
           2009                                	    -
           Thereafter                               -
					-------------
           Total minimum lease payments $     344,805
					=============

NOTE 11 - WARRANTS AND OPTIONS

The Company has adopted FASB No. 123 and will account for stock issued for services and stock options under the fair value method.

There were no options granted or exercised by the directors and executive officers during the year ended December 31, 2005.

Compensation   cost  for  options  granted  has  not  been  recognized  in  the
accompanying financial  statements.   See  Note  2 Stock Based Compensation for
pro-forma disclosures.

As discussed in Note 4 Convertible Notes, the company issued 3,125,000 warrants for the purchase of common stock at $0.30 to four (4) different entities related to a convertible note.

The following is a schedule of the activity relating to the Company's stock options and warrants.




                              Year Ended               Year Ended
                           December 31, 2005        December 31, 2004
                           -----------------        -----------------
                              Weighted Avg.          Weighted Avg.
                            Shares    Exercise      Shares    Exercise
                           (x 1,000)    Price      (x1,000)    Price
                           ---------  --------     --------  ---------
Options and warrants
  outstanding at
  beginning of year            4,610  $   0.30            -  $       -


Granted:
  Options                     	   -  $      -        1,485  $    0.30
  Warrants                  	 300  $   0.50        3,125  $    0.30
Exercised                    	   -  $      -            -  $       -
Expired:
Warrants                  	  (-) $      -            -  $       -
                           ---------  --------     --------  ---------

Options and warrants
  outstanding and
  exercisable at end
  of period                    4,910  $   0.32        4,610  $    0.30
			    ========  ========	   ========  =========

Weighted average fair
  value of options and
  warrants granted during
  the year                            $      -               $       -

The following table summarizes information about the Company's stock options and warrants outstanding at December 31, 2005, all of which are exercisable.

                 Weighted Average
  Range of            Number          Remaining         Weighted Average
Exercise Prices   Outstanding     Contractual Life      Exercise Price
---------------	 ---------------- ----------------	----------------
 $ 0.30 - 0.50       4,910,000          4 years               $ 0.32


NOTE 12 - DISCONTINUED OPERATIONS

In 2004, management determined it was in the best interest of shareholders to write off all impaired assets and business which conflicted with the core operation of the company, the market research industry. This write of discontinued operations includes the assets and activities of SRC International and Kristi & Company. The assets of Century Innovations have been distributed as well. See Note 14 Investment in Century Innovations.

With the receipt of funding in November, the decision to remove Century Innovations and write down the impaired assets in the non operating subsidiaries, the company effectively made the single focus of the company the call center operation and with the recently announced changed in management the company is furthering its goal as having Datascension International be the main focus of the company as a whole.

The company has expensed all asset values and costs associated with these entities as a line item called Discontinued Operations on the income statement.

The company  has stated it plans on focusing on Datascension International, the
call center subsidiary.   The  expansions  currently  are planned for the Costa
Rica facilities.

NOTE 13 - INVESTMENT IN CENTURY INNOVATIONS

The Company previously distributed a portion of its ownership to Datascension shareholders. The Company has additionally distributed all but 10% of its ownership in Century to Century as Treasury Stock on the books of Century. It will remain as Treasury Stock on the books of Century until the effectiveness of a Form 10 registration to be filed by Century for the shares. Within sixty
(60) days of the Form 10's effectiveness, Century will work with the Company to distribute the shares to the then current Datascension shareholders.


NOTE 14 - SUBSEQUENT EVENTS

There have been no material subsequent events.


NOTE 15 - FOREIGN OPERATIONS

The company currently operates out of the United States, Costa Rica and the Dominican Republic. The future plans of the company involve the slowing growth at the Dominican Republic facility while focusing on the potential and available growth in Costa Rica. Management does not feel there is a currency risk or need to assess a foreign currency translation adjustment or other comprehensive income item as income and expense items are negotiated in the US dollar. The Company maintains their accountings records in U.S. dollars and all payments are made in US dollars. All debts and assets on the books of the company are valued based on US dollars and are not translated from a foreign currency amount. The Company currently coordinates all foreign operations, and supervision activities using part time employees, consultants and contract labor. Approximately 95% of the company's workforce is outside of the United States. Currently 100% of the company's clients are US based companies. Any resulting foreign exchange fluctuations do not affect the payment of employees, contract labor or off shore operations.

NOTE 16 - RESTATEMENT OF FINANCIAL STATEMENTS

2004:

The loss after discontinued operations for 2004 was originally $4,791,105, while the 2004 restated loss after discontinued operations is reported as $6,052,366, an increase of $1,261,261. This is due to an increase in other expenses related to the convertible debt of $2,489,116, as well as an increase in the interest expense related to the convertible debt of $52,300, coupled with a decrease in the beneficial conversion feature debt discount expense of $1,203,646, a decrease in the loss from discontinued operations of $63,638, and a decrease in interest expense of $12,871.

On the 2004 balance sheet, the restatement resulted in the removal of $2,077,604 of debt discount from the other asset section, an increase in prepaid expenses of $5,879. The convertible debt in the liability section of the company's financial statements decreased from $1,893,750 to $241,111, while there was an increase in the derivative liability from $0 to $2,408,178, as well as an increase in the warrant liability from $0 to $1,785,877 and a decrease in additional paid in capital of $3,300,000.

The basic loss per share increased from the previously reported $0.19 per share to $0.28 per share for the year ended December 31, 2004, while the diluted loss per share increased from the previously reported $0.18 per share to $0.26 per share.







PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICER

   Article XI of the Articles of Incorporation for DSEN do contain provisions for indemnification of the officers and directors; in addition, Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

   Consistent with the overall scope of Section 78.751 of the Nevada Revised Statutes, Article VI of DSEN's Bylaws, state in general, that any director or officer of DSEN who is the subject of or a participant in a threatened, pending or completed legal action by reason of the fact that such individual is or was a director or officer shall be indemnified and held harmless by DSEN from and against the consequences of such action if it is determined that he acted in good faith and reasonably believed (i) his conduct was in DSEN's best interest,
(ii) in all other cases, that his conduct was not opposed to the best interests of DSEN, and (iii) with respect to criminal proceedings, that he had no reasonable cause to believe his conduct was unlawful; provided that if it is determined that such person is liable to DSEN or is found liable on the basis that personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the legal action and shall not be made in respect of any legal action in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to DSEN. Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by DSEN only upon a determination that indemnification of such person is proper in the circumstances by virtue of the fact that it shall have been determined that such person has met the applicable standard of conduct.

   The Bylaws also provide that reasonable expenses, including court costs and attorneys' fees, incurred by officers and directors in connection with a covered legal action shall be paid by DSEN at reasonable intervals in advance of the final disposition of such action, upon receipt by DSEN of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by DSEN if it is ultimately determined that he is not entitled to be indemnified.

    The Board of Directors of DSEN may also authorize DSEN to indemnify employees or agents of DSEN, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of DSEN. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

   The Bylaws also provide that DSEN has the power and authority to purchase and maintain insurance or other arrangements on behalf of any director, officer, employee, or agent of DSEN or any affiliate of DSEN on similar terms as those described in Section 78.752 of the Nevada Revised Statutes. DSEN's Articles of Incorporation relieve its directors from liability for monetary damages to the full extent permitted by Nevada law. Sections 78.751 and 78.752 of the General Corporation Law of the State of Nevada authorize a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

Commission Policy

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling DSEN. DSEN has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses related to the securities being registered shall be paid by the Registrant.


SEC Registration Fee			$  1,032.56
Printing and Engraving Expenses		$  3,000.00
Legal Fees and Expenses			$ 46,000.00
Accounting Fees and Expenses   		$ 15,000.00
Transfer Agent Fees       		$  5,000.00
Blue Sky Fees          			$  1,000.00
Miscellaneous          			$  5,000.00
					-----------
Total					$ 76,032.56
					===========


RECENT SALES OF UNREGISTERED SECURITIES

DSEN made the following sales of stock without registration using the exceptions available under the Securities Act of 1933, as amended, including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

On April 20, 2004, 500,000 pre split shares of restricted common stock valued at $.05 per share were issued to one (1) individual, James Stock pursuant to a consulting agreement in connection with which we received certain investor relations services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On April 20, 2004, 2,970,833 pre split shares of restricted common stock valued at $.03 per share were issued to two (2) individual sophisticated investors Edward D. Tschiggfrie and B. Willis who indicated that they had such knowledge and experience in financial matters that they were capable of evaluating the merits and risks of the investment. The individuals took their shares for investment purposes without a view to distribution and had access to information concerning the Company. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

On June 30, 2004, 750,000 pre split shares of restricted common stock valued at $.03 per share were issued pursuant to a consulting agreement to one (1) individual, Michael Morrison in connection with which we received certain legal services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On September 3, 2004, 1,000,000 pre split shares of restricted common stock valued at $.05 per share were issued to one (1) individual note holder J. Frank in satisfaction of amounts due. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the hold holder was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On September 30, 2004, 62,269 pre split shares of restricted common stock valued at $.06 per share were issued to one (1) individual SRC Bondholder Gertrude Madich in satisfaction of amounts due to them. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On November 17, 2004, DSEN issued an aggregate of $1,875,000 in Convertible Debentures, pursuant to a Securities Purchase Agreement (the "Agreement") to the following four (4) individual entities: $350,000 Convertible Debenture to Alpha Capital Aktiengesellschaft, $525,000 Convertible Debenture to the Longview Equity Fund LP, $775,000 Convertible Debenture to the Longview Fund LP., and $225,000 Convertible Debenture to the Longview International Equity Fund, LP. In addition, DSEN issued common stock purchase warrants to purchase 3,125,000 post reverse shares of DSEN common stock at an exercise price of $.30 per share. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the investors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment as well as accredited investors.

On December 31, 2004, two (2) individual holders of 39,500 shares of our Series A convertible preferred stock Murray Conradie and Scott Kincer elected to convert such shares into 395,000 post reverse shares of our common stock. These shares had originally been converted from common stock to Series A Preferred stock on December 27, 2001 at $5.42 per share. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the preferred stock holders were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 31, 2004, 300,000 post split shares of common stock valued at $.02 per share were issued to four (4) individual employees, Murray Conradie, Scott Kincer, Joseph Harmon and Jason Griffith in consideration of terms under their employment agreements, which granted stock awards of common shares to certain employees. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the former employees were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 31, 2005, DSEN issued a $125,000 Convertible Debenture, pursuant to a Securities Purchase Agreement (the "Agreement") to one (1) entity the Longview Fund LP. In addition, DSEN issued a common stock purchase warrant to purchase 300,000 post reverse shares of DSEN common stock at an exercise price of $.50 per share. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the investors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment as well as accredited investors.

On May 25, 2006, 135,000 shares of restricted common stock valued at $.30 per share were issued to four (4) individuals for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the hold holder was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.


On May 25, 2006, 60,000 shares of restricted common stock valued at $.50 per share were sold to an individual investor. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the hold holder was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.


On June 9, 2006, 650,000 shares of common stock valued at $.30 per share were issued to two (2) individual employees, Scott Kincer (500,000 shares) and Joseph Harmon (150,000 shares) in consideration of terms under their employment agreements, which granted them stock awards of common shares . The issuance of these securities was in a transaction deemed to be exempt under
Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the employees were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.


On June 9, 2006, 60,000 shares of common stock valued at $.30 per share were issued to two (2) individual directors, Robert Sandelman (30,000 shares) and David Lieberman (30,000 shares) in consideration of terms under their agreements to act as directors , which granted them stock awards of common shares . The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the se directors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.


On June 12, 2006, DSEN entered into a subscription agreement for $2,274,288, whereby we issued Convertible Debentures to the following: 1)$571,429 to Alpha Capital Aktiengesellschaft, and 2)$1,702,859 to the Longview Fund LP. Interest on these notes shall accrue at a rate of 6% per annum. In addition, DSEN issued common stock purchase warrants to purchase 6,497,965 shares of DSEN common stock at an exercise price of $.40 per share. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the investors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment as well as accredited investors.





ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K.

(a) EXHIBITS.

The following documents are included or incorporated by reference as exhibits to this report:

(2) a) Plan of Acquisition, Reorganization, Arrangement, Liquidation, or Succession.

  2.1 Plan and Articles of Merger, filed 8/23/91(1)
  2.2 Plan of Reorganization and Agreement, dated 9/20/97(1)

(3) Articles of Incorporation & By-Laws

On June 9, 2006, 60,000  shares  of  common stock valued at $.30 per share were

 3.1  Articles of Incorporation of the Company Filed August 23, 1991(1)
 3.2  Articles of Amendment filed on April 10, 1992(1)
 3.3  Certificate of Amendment of Articles of Incorporation filed on 3/3/95(1)
 3.4  By-Laws of the Company adopted August 24, 1991(1)
 3.5  Certificate of Amendment of Articles of Incorporation filed on 2/19/01
 3.6  Articles of Incorporation - Nutek Oil, Inc. (Subsidiary)
 3.7  Articles of Incorporation - Kristi and Co, Inc. (Subsidiary)
 3.8  Articles of Incorporation - SRC International, Inc. (Subsidiary)
 3.9  Articles of Incorporation - Century Innovations, Inc. (Subsidiary)
 3.10 Articles   of   Incorporation   -   Datascension   International,  Inc.
      (Subsidiary)
 3.11 Certificate of Amendment of Articles of Incorporation filed on 1/26/04

(4) Instruments Defining the Rights of Security Holders

 4.1  Those included in exhibit 3, and sample of Stock Certificate (1)
 4.2  Preferred Stock (1)

  5.1 Legal Opinion *

(10) Material Contracts

 10.1  Purchase Agreement - Kristi and Co dated 1/6/00 (1)
 10.2  Agreement for Promotion and Revenue Sharing Plan, dated 9/2/99 (1)
 10.3  Purchase Agreement - Elite Fitness, dated 10/4/99 (1)
 10.4  Purchase Agreement - Patent #5833350, dated 9/15/99 (1)
 10.5  Purchase Agreement - Clock Mold, dated 4/30/99 (1)
 10.6  Plan of Purchase and Agreement, dated 11/30/97 (1)
 10.7  Transitional Employer Agreement (1)
 10.8  Lease, dated October 15, 1999 (1)
 10.9  Letter of Intent - Mineral Acres, dated 11/1/99 (1)
 10.10 Compensation Plan (1)
 10.11 Key Employees Incentive Stock Option Plan (1)
 10.12 Purchase Agreement - Kristi & Company (2)
 10.13 Blank
 10.14 Purchase Agreement - Printing Equipment (3)
 10.15 Blank
 10.16 Employment Agreement Murray N. Conradie (4)
 10.17 Employment Agreement Donald L. Hejmanowski (4)
 10.18 Employment Agreement Kristi L. Conradie (4)
 10.19 Purchase Agreement - Datascension Inc. (5)
 10.20 Employment Agreement David Scott Kincer (5)
 10.21 Certificate of Preference Rights.
 10.22 Purchase Agreement - Sin Fronteras Inc
 10.23 Press Release dated May 29, 2002
 10.24 Subscription Agreement for November 17, 2004 Funding (6)
 10.25 Form of Convertible Note - November 17, 2004 Funding (6)
 10.26 Form of Warrant - November 17, 2004 Funding (6)
 10.27 Subscription Agreement for March 31, 2005 issuance. (7)
 10.28 Convertible Note - March 31, 2005. (7)
 10.29 Warrant - March 31, 2005. (7)
 10.30 Service Agreement - Harris Interactive, Inc. (9)
 10.31 Service Agreement - Towne, Inc. (9)
 10.32 Service Agreement - Sandelman & Associates (9)
 10.33 Service Agreement - Knowledge Networks, Inc. (9)
 10.34 Employment Agreement David Scott Kincer *
 10.35 Warrant Agreement David Scott Kincer *
 10.36 Employment Agreement Joseph Harman *
 10.37 Warrant Agreement Joseph Harman *


Exhibit 21. Subsidiaries of the small business issuer (8)

Exhibit 23. Consent of Experts and Counsel

 23.1  Consent of Counsel, Owen Naccarato (included in Exhibit 5.1)*
 23.2  Consent of Independent Auditor Larry O'Donnell, CPA, P.C.*

* Included with this filing

(1) Previously filed as an exhibit to the Company's Form 10-SB, filed January 24, 2000.
(2) Previously filed as an exhibit to the Company's Number 1 Amendment to Form 10-SB, filed May 22, 2000.
(3) Previously filed as an exhibit to the company's quarterly report for the period ended March 31, 2003
(4) Previously filed as an exhibit to the company's quarterly report for the period ended June 30, 2003
(5) Previously filed as an exhibit to the company's quarterly report for the period ended September 30, 2003
(6) Previously filed on Form 8-K November 23, 2004, File No. 000-29087
(7) Previously filed as an exhibit to the Company's Form SB2/A, filed April 27, 2005
(8) Previously filed as an exhibit to the Company's Form SB2/A, filed August 8, 2005
(9) Previously filed as an exhibit to the Company's Form SB2/A, filed October 11, 2005


(b) Reports on Form 8-K

DSEN's report on Form 8-K dated January 26, 2004

   On January 26, 2004, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing the corporation name change from Nutek Inc. to Datascension Inc. and require a mandatory share exchange. The Amended Bylaws of the Corporation additionally require all shares include the name of the beneficial owner of the shares.

DSEN's report on Form 8-K dated February 19, 2004

    On February 19, 2004, Registrant filed a Current Report on Form 8-K, relating to a press release issued by the Registrant's subsidiary, Datascension International, announcing the receipt of a contract from Sandelman & Associates for $3.5 million.

DSEN's report on Form 8-K dated March 24, 2004

   On March 24, 2004, Registrant filed a Current Report on Form 8-K, stating that DSEN had received confirmation from the NASD that the "V" would be removed from the Registrant's stock symbol, effective March 25, 2004. All trades conducted while the "V" was present, that is "trading as when issued", will be expected to clear and settle by March 30, 2004. The Company's stock symbol will be DTSN and will be changed back to T+3 status effective March 25, 2004.

DSEN's report on Form 8-K dated June 21, 2004

    On June 21, 2004, Registrant filed a Current Report on Form 8-K, stating that DSEN had appointed Larry O'Donnell, CPA, P.C., as the Registrant's independent accountants for the year ending December 31, 2004. The selection of accountants was approved by the Registrant's Board of Directors. Larry O'Donnell, CPA, P.C. was engaged by the Registrant on June 18, 2004.

DSEN's report on Form 8-K dated October 22, 2004

    On October 22, 2004, Registrant filed a Current Report on Form 8-K, stating that pursuant to N.R.S. 78.060, 78.120, the Company's Board of Directors of Datascension, Inc., unanimously voted to amend the corporate bylaws to no longer require the issuance of the Registrant's common stock in beneficial holder name. This amendment to the bylaws will allow shares to be issued in the name of CEDE & Co. and be traded through the Depository Trust & Clearing Corporation (DTC). The reason for the bylaw change is the Company has been in discussions with several funding sources to obtain financing for additional expansion and growth of operations; however, these sources have indicated they are unwilling to provide financing to the company until such time as the company's shares trade and clear through the depository trust.

DSEN's report on Form 8-K dated November 4, 2004

   On November 4, 2004, Registrant filed a Current Report on Form 8-K, stating that in accordance with the previous vote by shareholders, the Board of Directors has instituted new employment contracts with the Registrants officers and directors.

    Attached to the Form 8-K are the employment contracts for Murray Conradie (its CEO), Scott Kincer (its COO), Jason Griffith(its CFO), and Joseph Harmon (its Vice President).

   The Board structured the employment contracts based on industry standard. Inclusive in the above signed agreements are an executive compensation plan which includes options, which become exercisable upon the reaching of certain milestones by the company.

DSEN's report on Form 8-K dated November 23, 2004

On November 23, 2004, Registrant filed a Current Report on Form 8-K, stating that the Registrant received funding from institutional and accredited investors with Gross proceeds of $1,875,000, with net proceeds to the Company of $1,657,500. This will be considered a debt on the company's books.

DSEN's report on Form 8-K dated November 23, 2004

On November 23, 2004, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing Robert L. Sandelman., to the board of Datascension International, Inc.

DSEN's report on Form 8-K dated January 6, 2005

On January 6, 2005, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing the focus and direction of the company.

DSEN's report on Form 8-K dated March 3, 2005

On March 3, 2005, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing changes to the board of directors Century Innovations a subsidiary of DSEN.

DSEN's report on Form 8-K dated March 8, 2005

On March 8, 2005, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing the resignation of Murray Conradie as CEO and Chairman of the Board of Directors to focus on the development of Nutek Oil Inc.

DSEN's report on Form 8-K dated April 14, 2005

On April 14, 2005, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing the Company has converted the South Texas Oil Company asset held for sale to shares in South Texas Oil Company (formerly known as Nutek Oil) and will be distributing its ownership interest in South Texas Oil Company to shareholders of Datascension, Inc.

DSEN's report on Form 8-K dated April 15, 2005

On April 15, 2005, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing the issued a news release announcing the filing of the Annual 10KSB Report for 2004.

DSEN's report on Form 8-K dated April 28, 2005

On April 28, 2005, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing the announced the time and place for the upcoming Datascension Shareholders Meeting. The definitive date for the shareholder meeting was June 22, 2005.

DSEN's report on Form 8-K dated May 3, 2005

On May 3, 2005, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing that Mr. Robert Sandelman who is currently a board member of Datascension International, the subsidiary of Datascension, was nominated by the board and accepted the position as a Director of Datascension, Inc.

On February 2, 2006, Registrant filed a Current Report on Form 8-K relating to the restatement of its consolidated financial statements for the fiscal year ended December 31, 2004, and interim financial data for the nine months ended September 30, 2005

On May 2, 2006, Registrant filed a Current Report on Form 8-K relating to entering into a Recapitalization Agreement with TBeck Capital, Inc., a Florida corporation.

On June 15, 2006, Registrant filed a Current Report on Form 8-K relating to entering into a funding agreement with Longview et al, ("Longview") the Company's current investment group.

On June 16, 2006, Registrant filed a Current Report on Form 8-K/A revising the Disclosure filed in Form 8-K on June 15, 2006.

UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

  (i) Include any prospectus required  by  section  10(a)(3)  of the Securities
Act;

   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

  (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

  ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

  iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

  iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Brea, California 92821

   Datascension, Inc.

	/s/ Scott Kincer 			/s/ Scott Kincer
	----------------------			-------------------
	Scott Kincer				Scott Kincer
	President, Chairman and Director	(Principal Financial Officer)
	(Principal Executive Officer)

Date: June 30, 2006

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Datascension, Inc.

/s/ Scott Kincer
----------------------
Scott Kincer
President, Chairman and Director
(Principal Executive Officer)

Date: June 30, 2006


/s/ Joseph Harmon
----------------------
Joseph Harmon, Vice President, Director

Date: June 30, 2006